STOCK PURCHASE AGREEMENT

                            Dated as of June 20, 2006

                                  by and among

                           AYIN HOLDING COMPANY INC.,

                          COMPLETE TOWER SOURCES, INC.

                                       and

                 THE SHAREHOLDER OF COMPLETE TOWER SOURCES, INC.

                                TABLE OF CONTENTS


                                                                            PAGE

ARTICLE I     PURCHASE AND SALE OF CTSI SHARES . . . . . . . . . . . . . .     1
ARTICLE II    PURCHASE PRICE; CLOSING. . . . . . . . . . . . . . . . . . .     1
    2.01    Purchase Price . . . . . . . . . . . . . . . . . . . . . . . .     1
    2.02    Payment of Purchase Price. . . . . . . . . . . . . . . . . . .     1
    2.03    Working Capital Procedure. . . . . . . . . . . . . . . . . . .     2
    2.04    Noncompetition Payment . . . . . . . . . . . . . . . . . . . .     4
    2.05    Accrued Bonus Payment Adjustment . . . . . . . . . . . . . . .     4
    2.06    Post-Closing Purchase Price Adjustment . . . . . . . . . . . .     5
    2.07    Closing. . . . . . . . . . . . . . . . . . . . . . . . . . . .     5
    2.08    Transactions and Documents at Closing. . . . . . . . . . . . .     5
ARTICLE III   REPRESENTATIONS AND WARRANTIES OF SELLER . . . . . . . . . .     6
    3.01    Power, Authority and Organization of the Seller. . . . . . . .     6
    3.02    No Conflict. . . . . . . . . . . . . . . . . . . . . . . . . .     6
    3.03    Ownership of the CTSI Shares . . . . . . . . . . . . . . . . .     6
    3.04    Absence of Other Claims. . . . . . . . . . . . . . . . . . . .     6
    3.05    Hart-Scott-Rodino Act. . . . . . . . . . . . . . . . . . . . .     7
    3.06    Investment Representations . . . . . . . . . . . . . . . . . .     7
ARTICLE IV    REPRESENTATIONS AND WARRANTIES REGARDING CTSI  . . . . . . .     9
    4.01    Organization and Authorization . . . . . . . . . . . . . . . .     9
    4.02    Authorized and Outstanding Stock . . . . . . . . . . . . . . .     9
    4.03    Absence of Other Claims. . . . . . . . . . . . . . . . . . . .     9
    4.04    No Conflict. . . . . . . . . . . . . . . . . . . . . . . . . .    10
    4.05    Required Consents and Approvals. . . . . . . . . . . . . . . .    10
    4.06    No Violation of Law. . . . . . . . . . . . . . . . . . . . . .    10
    4.07    Financial Statements . . . . . . . . . . . . . . . . . . . . .    10
    4.08    No Undisclosed Liabilities . . . . . . . . . . . . . . . . . .    11
    4.09    Real Property. . . . . . . . . . . . . . . . . . . . . . . . .    11
    4.10    Personal Property. . . . . . . . . . . . . . . . . . . . . . .    12
    4.11    Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . .    12
    4.12    Intellectual Property. . . . . . . . . . . . . . . . . . . . .    13


                                      - i -

                                TABLE OF CONTENTS
                                  (continued)

                                                                            PAGE

    4.13    Litigation . . . . . . . . . . . . . . . . . . . . . . . . . .    14
    4.14    Employees. . . . . . . . . . . . . . . . . . . . . . . . . . .    15
    4.15    Employee Benefits. . . . . . . . . . . . . . . . . . . . . . .    15
    4.16    Collective Bargaining. . . . . . . . . . . . . . . . . . . . .    18
    4.17    Labor Disputes . . . . . . . . . . . . . . . . . . . . . . . .    18
    4.18    Bank Accounts. . . . . . . . . . . . . . . . . . . . . . . . .    18
    4.19    Environmental Matters. . . . . . . . . . . . . . . . . . . . .    18
    4.20    Required Licenses and Permits. . . . . . . . . . . . . . . . .    20
    4.21    Insurance Policies . . . . . . . . . . . . . . . . . . . . . .    20
    4.22    Major Suppliers and Customers. . . . . . . . . . . . . . . . .    21
    4.23    Contracts and Commitments. . . . . . . . . . . . . . . . . . .    21
    4.24    Agreements in Full Force and Effect. . . . . . . . . . . . . .    22
    4.25    Absence of Certain Changes and Events. . . . . . . . . . . . .    22
    4.26    Accounts Receivable. . . . . . . . . . . . . . . . . . . . . .    24
    4.27    Tax Matters. . . . . . . . . . . . . . . . . . . . . . . . . .    24
    4.28    Brokerage. . . . . . . . . . . . . . . . . . . . . . . . . . .    26
    4.29    Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . .    26
ARTICLE V     REPRESENTATIONS AND WARRANTIES OF PURCHASER. . . . . . . . .    26
    5.01    Organization . . . . . . . . . . . . . . . . . . . . . . . . .    26
    5.02    Authorization. . . . . . . . . . . . . . . . . . . . . . . . .    27
    5.03    No Conflict. . . . . . . . . . . . . . . . . . . . . . . . . .    27
    5.04    Brokerage. . . . . . . . . . . . . . . . . . . . . . . . . . .    27
    5.05    Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . .    27
ARTICLE VI    COVENANTS. . . . . . . . . . . . . . . . . . . . . . . . . .    27
    6.01    Pre-Closing Operations of CTSI . . . . . . . . . . . . . . . .    27
    6.02    Access . . . . . . . . . . . . . . . . . . . . . . . . . . . .    30
    6.03    Tax Matters. . . . . . . . . . . . . . . . . . . . . . . . . .    31
    6.04    Preparation of Supporting Documents. . . . . . . . . . . . . .    33
    6.05    Notices of Certain Events. . . . . . . . . . . . . . . . . . .    34
    6.06    Supplements to Schedules . . . . . . . . . . . . . . . . . . .    34


                                     - ii -

                                TABLE OF CONTENTS
                                  (continued)

                                                                            PAGE

    6.07    No Solicitation of Transactions. . . . . . . . . . . . . . . .    35
    6.08    Filings; Other Actions; Notification . . . . . . . . . . . . .    35
    6.09    Confidentiality. . . . . . . . . . . . . . . . . . . . . . . .    36
    6.10    Publicity. . . . . . . . . . . . . . . . . . . . . . . . . . .    36
    6.11    Non-Operating Expenses . . . . . . . . . . . . . . . . . . . .    36
    6.12    Registration Rights. . . . . . . . . . . . . . . . . . . . . .    36
ARTICLE VII   CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT
              THE TRANSACTION. . . . . . . . . . . . . . . . . . . . . . .    39
    7.01    Regulatory Consents. . . . . . . . . . . . . . . . . . . . . .    39
    7.02    Litigation . . . . . . . . . . . . . . . . . . . . . . . . . .    40
ARTICLE VIII  CONDITIONS TO OBLIGATIONS OF THE SELLER. . . . . . . . . . .    40
    8.01    Representations and Warranties True and Correct at Closing Date   40
    8.02    Performance of Obligations . . . . . . . . . . . . . . . . . .    40
    8.03    Documents Satisfactory in Form and Substance . . . . . . . . .    40
    8.04    Certificates . . . . . . . . . . . . . . . . . . . . . . . . .    40
ARTICLE IX    CONDITIONS TO OBLIGATIONS OF PURCHASER . . . . . . . . . . .    41
    9.01    Representations and Warranties True and Correct at Closing Date   41
    9.02    Performance Obligations. . . . . . . . . . . . . . . . . . . .    41
    9.03    No Material Change . . . . . . . . . . . . . . . . . . . . . .    41
    9.04    Other Necessary Consents . . . . . . . . . . . . . . . . . . .    41
    9.05    Opinion of Counsel to the Seller . . . . . . . . . . . . . . .    41
    9.06    Documents Satisfactory in Form and Substance . . . . . . . . .    41
    9.07    Certificates . . . . . . . . . . . . . . . . . . . . . . . . .    41
    9.08    Employment Agreements. . . . . . . . . . . . . . . . . . . . .    42
    9.09    Release of Liens . . . . . . . . . . . . . . . . . . . . . . .    42
    9.10    Payment of Indebtedness. . . . . . . . . . . . . . . . . . . .    42
    9.11    Financing. . . . . . . . . . . . . . . . . . . . . . . . . . .    42
    9.12    Section 338 Forms. . . . . . . . . . . . . . . . . . . . . . .    42
    9.13    Cash Requirement . . . . . . . . . . . . . . . . . . . . . . .    42
    9.14    Non-Competition Agreements . . . . . . . . . . . . . . . . . .    42


                                    - iii -

                                TABLE OF CONTENTS
                                  (continued)

                                                                            PAGE

ARTICLE X     INDEMNIFICATION. . . . . . . . . . . . . . . . . . . . . . .    42
    10.01    Indemnification Obligations of the Seller . . . . . . . . . .    42
    10.02    Indemnification Obligations of Purchaser. . . . . . . . . . .    43
    10.03    Indemnification Procedure . . . . . . . . . . . . . . . . . .    44
    10.04    Survival Period . . . . . . . . . . . . . . . . . . . . . . .    45
    10.05    Liability Limits. . . . . . . . . . . . . . . . . . . . . . .    46
    10.06    Investigations. . . . . . . . . . . . . . . . . . . . . . . .    46
    10.07    Set-Off . . . . . . . . . . . . . . . . . . . . . . . . . . .    47
ARTICLE XI    TERMINATION PRIOR TO CLOSING . . . . . . . . . . . . . . . .    47
    11.01    Termination of Agreement. . . . . . . . . . . . . . . . . . .    47
    11.02    Termination of Obligations. . . . . . . . . . . . . . . . . .    47
ARTICLE XII   MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . .    48
    12.01    Entire Agreement; Survival. . . . . . . . . . . . . . . . . .    48
    12.02    Amendment . . . . . . . . . . . . . . . . . . . . . . . . . .    48
    12.03    Parties Bound by Agreement; Successors and Assigns. . . . . .    48
    12.04    Counterparts; Facsimile . . . . . . . . . . . . . . . . . . .    48
    12.05    Headings. . . . . . . . . . . . . . . . . . . . . . . . . . .    48
    12.06    Modification and Waiver . . . . . . . . . . . . . . . . . . .    48
    12.07    Expenses. . . . . . . . . . . . . . . . . . . . . . . . . . .    48
    12.08    Notices . . . . . . . . . . . . . . . . . . . . . . . . . . .    48
    12.09    Governing Law; Dispute Resolution . . . . . . . . . . . . . .    49
    12.10    Public Announcements. . . . . . . . . . . . . . . . . . . . .    50
    12.11    CTSI's and the Seller's Knowledge . . . . . . . . . . . . . .    50
    12.12    No Third-Party Beneficiaries. . . . . . . . . . . . . . . . .    50
    12.13    "Including" . . . . . . . . . . . . . . . . . . . . . . . . .    50
    12.14    Gender and Number . . . . . . . . . . . . . . . . . . . . . .    50
    12.15    References. . . . . . . . . . . . . . . . . . . . . . . . . .    50
    12.16    Severability. . . . . . . . . . . . . . . . . . . . . . . . .    50
    12.17    Further Assurances. . . . . . . . . . . . . . . . . . . . . .    51
    12.18    Currency. . . . . . . . . . . . . . . . . . . . . . . . . . .    51


                                     - iv -

                                TABLE OF CONTENTS
                                  (continued)

                                                                            PAGE

    12.19    Ordinary Course of Business . . . . . . . . . . . . . . . . .    51
    12.20    Enforcement . . . . . . . . . . . . . . . . . . . . . . . . .    51

                         LIST OF SCHEDULES AND EXHIBITS
                         ------------------------------

SCHEDULES
---------


EXHIBITS
--------

Exhibit A         Form of Promissory Note
Exhibit B         Form of Employment Agreement
Exhibit C         Form of Noncompetition Agreement

                            STOCK PURCHASE AGREEMENT

     This STOCK PURCHASE AGREEMENT (hereinafter referred to as this "Agreement"), is made and entered into as of June 20, 2006, by and among AYIN
 ---------
HOLDING COMPANY INC., a Delaware corporation (hereinafter referred to as "Purchaser"). COMPLETE TOWER SOURCES, INC., a Louisiana corporation (hereinafter
 ---------
referred  to  as  "CTSI"  or the "Company"), and the shareholder of CTSI that is
                   ----           -------
signatory  hereto  (hereinafter  referred  to  as  the  "Seller").
                                                         ------

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS,  the  Seller  owns  one  hundred  (100)  shares of CTSI (the "CTSI
                                                                            ----
Shares"),  which  constitute  all of the issued and outstanding capital stock of
------
CTSI;  and

     WHEREAS, CTSI is in the business of tower construction for wireless communications (the "CTSI Business"); and
                       --------------

     WHEREAS, in reliance on and subject to the terms, conditions, representations, warranties, covenants and agreements contained herein, Purchaser desires to purchase the CTSI Shares from the Seller, and the Seller desires to sell the CTSI Shares to Purchaser;

     NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements herein contained, and upon and subject to the terms and the conditions hereinafter set forth, the parties do hereby agree as follows:

                                    ARTICLE I
                                    ---------

                        PURCHASE AND SALE OF CTSI SHARES
                        --------------------------------

     Upon the terms and subject to the conditions of this Agreement, at the Closing, the Seller shall sell, assign, transfer and convey unto Purchaser, and Purchaser shall purchase and acquire from the Seller, all (but not less than all) of the CTSI Shares, free and clear of any and all claims, liens, charges and encumbrances.

                                   ARTICLE II
                                   ----------

                             PURCHASE PRICE; CLOSING
                             -----------------------

     2.01     PURCHASE PRICE.   Subject to adjustment pursuant to  Sections 2.03
              --------------
and  2.05,  the  aggregate  amount to be paid for the CTSI Shares (the "Purchase
                                                                        --------
Price")  shall  be  $71,000,000.
-----

     2.02     PAYMENT OF PURCHASE PRICE. The Purchase Price shall be paid to the
              -------------------------
Seller as follows: (i) at Closing, an amount equal to $42,600,000 (the "Purchase
                                                                        --------
Price  Cash  Component") shall be paid  to  the Seller, in immediately available
----------------------
funds; (ii) at Closing, a promissory note (the "Promissory Note") in a principal
                                                ---------------
amount  equal  to  $28,400,000 (the "Purchase Price Note Component") and bearing
                                     -----------------------------
simple interest at a rate equal to nine percent (9%) per annum, in the form attached hereto as EXHIBIT A, shall be delivered to the Seller; and (iii) any
                     ---------
adjustment calculated pursuant to Section 2.03 below shall be paid in accordance with the terms thereof.

     2.03     WORKING CAPITAL PROCEDURE.
              -------------------------

          (a) Not less than five (5) calendar days prior to the Closing Date, Seller shall prepare and deliver to Purchaser a statement estimated in good Faith (the "Estimated Working Capital Schedule"), of certain current assets and
             ----------------------------------
certain liabilities of Seller as of the close of business on the Closing Date (the "Balance Sheet Items"). Each of the Balance Sheet Items constituting assets
      -------------------
of the Seller (the "Asset Line Items") shall have  a  target  amount  (each,  an
                    ----------------
"Asset Target"), as set forth in the table below:
 ------------

     ------------------------------------------------------------------------
     Cash plus Contract receivables plus costs and estimated     $13,075,000
     earnings in excess of billings on uncompleted contracts,
     less billings in excess of costs on uncompleted contracts
     ------------------------------------------------------------------------
     Inventory plus Prepaid expenses                             $   370,000
     ------------------------------------------------------------------------

Each of the Balance Sheet Items  constituting  liabilities  (the "Liability Line
                                                                  --------------
Items") of the Seller shall have a target amount (each,  a  "Liability Target"),
-----                                                        ----------------
as set forth in the table below:

     -------------------------------------------------------------------
     Accounts payable                                        $2,500,000
     -------------------------------------------------------------------
     Accrued wages plus deductions payable plus federal and  $  150,000 state payroll taxes payable plus SUTA payable plus
     employee benefits payable plus other employee
     witholdings
     -------------------------------------------------------------------
     Outstanding line of credit balance with Whitney Bank    $2,400,000
     -------------------------------------------------------------------

Seller shall provide Purchaser with a reasonable opportunity to review and comment upon Seller's calculation of the Estimated Working Capital, and shall provide Purchaser and its representatives access to all books, records, and employees of the Company for purposes consistent therewith.

          (b) At the Closing, if any Asset Line Item, as reflected on the Estimated Working Capital Schedule is less than the Asset Target (an "Asset
                                                                           -----
Deficit"),  then the Purchase Price Cash Component shall be reduced by an amount
-------
equal to the Asset Deficit. If any Liability Line Item, as reflected on the Estimated Working Capital Schedule is greater than the Liability Target (an "Excess Liability"), then the Purchase Price Cash Component shall be reduced by
 -----------------
an  amount  equal  to  the Excess Liability.   Any reduction contemplated hereby
shall  constitute  an  adjustment  to  the  Purchase  Price.

          (c) Within five (5) Business Days following the determination of the Final Working Capital Schedule (as defined below), the Final Working Capital Schedule shall be compared against the Balance Sheet Line Items in the same manner as prescribed in subsection (b) above. To the extent there is a deviation between the Final Working Capital Schedule and the Estimated Working Capital Schedule as to any such item, then, to the extent the Purchase Price was not adjusted at Closing pursuant to subsection (b) above, Seller shall pay the unpaid portion of such adjusted amount to the Purchaser.

prior  to the determination of the disputed amount in accordance with subsection
(e) below. Any amount subject to good faith dispute may be withheld pending determination of the Final Working Capital Schedule in accordance with subsection (e) below. Any payment made pursuant to this Section 2.03 shall include simple interest at the rate of nine percent (9%) per annum from the Closing Date through the date of such payment.

          (e) Within ninety (90) days following the Closing, the Purchaser shall prepare and deliver to the Seller a statement (the "Closing Working
                                                                 ---------------
Capital  Schedule")  of  the  Balance Sheet Items, calculated as of the close of
-----------------
business on the Closing Date. The Estimated Working Capital Schedule and the Closing Working Capital Schedule shall be prepared (and the Balance Sheet Items determined) in accordance with generally accepted accounting principles ("GAAP")
                                                                          ----
and, to the extent consistent therewith, the prior practices of the Seller. The Seller shall have thirty (30) days following receipt of the Closing Working Capital Schedule delivered pursuant hereto during which to notify the Purchaser of any dispute of any item contained therein, which notice shall set forth in detail the basis for such dispute. The Purchaser and the Seller shall cooperate in good faith to resolve any such dispute as promptly as possible, and upon such resolution, the Closing Working Capital Schedule shall be prepared in accordance with the agreement of the Purchaser and the Seller. In the event the Seller does not notify the Purchaser of any such dispute within such thirty
(30)-day period or notifies the Purchaser within such period that it does not dispute any item contained therein, the Closing Working Capital Schedule delivered pursuant hereto and the Purchaser's calculation of amounts payable pursuant to subsection (b) above, if any, shall be final and binding upon the Parties. In the event the Purchaser and the Seller are unable to resolve any dispute regarding the Closing Working Capital Schedule within fifteen (15) days following the Purchaser's receipt of notice of such dispute, such dispute shall be submitted to, and all issues having a bearing on such dispute shall be resolved by, a nationally recognized accounting firm selected by the Purchaser and satisfactory to the Seller, which shall include, without limitation, any "Big Four" accounting firm (the "Accounting Referee"). In resolving any such
                                   ------------------
dispute, the Accounting Referee shall consider only those items or amounts in the Closing Working Capital Schedule as to which the Seller has disagreed. The Accounting Referee's determination of the Closing Working Capital Schedule and the Balance Sheet Items based thereon shall be final and binding on the Parties. The Accounting Referee shall use commercially reasonable efforts to complete its work within thirty (30) days following its engagement. The expenses of the Accounting Referee shall be shared equally by the Seller and the Purchaser. The Closing Working Capital Schedule finally determined pursuant to this subsection shall be referred to as the "Final Working Capital Schedule".
                                               -------------------------------

     2.04     NONCOMPETITION  PAYMENT. (a) In  addition  to  the  foregoing,  in
              -----------------------
consideration for Seller entering into a Noncompetition Agreement in the form of EXHIBIT C, Purchaser shall at Closing deliver to Seller that number of shares of
---------
the  common  stock  of  Charys  Holding  Company, Inc. (the "Parent"), par value
                                                             ------
$0.001  per  share  (the  "Parent  Common  Stock")  as  is equal to Four Million
                           ---------------------
(4,000,000) divided by the average closing trading price per share of the Parent Common Stock for the ten trading days ending on the Closing Date.

          (b) The number of shares of Parent Common Stock to be issued to Seller pursuant hereto shall be subject to adjustment for a period of time as prescribed by this Section 2.04. At the conclusion of the Adjustment Period (as defined below), 4,000,000 shall be divided by the average closing trading price of the Parent Common Stock during the Adjustment Period (the "Stock Quotient").
                                                               --------------
If the Stock Quotient is greater than the number of shares of Parent Common Stock that were issued pursuant to subsection (a) above, then the Parent shall, on a one- time basis, issue a number of shares of Parent Common Stock to Seller equal to such difference (the "Extra Shares"); provided, however: (i) the
                                    -------------
maximum number of Extra Shares that Parent shall be required to issue hereunder shall in no event exceed the number of shares that is equal to two percent (2%) percent of the total issued and outstanding shares of Parent Common Stock as of the last day of the Adjustment Period, and (ii) if the average closing trading price of the Parent Common Stock for any fifteen (15) days during the Adjustment Period exceeds the Closing Price (as defined below), the adjustment contemplated by this Section shall automatically terminate and be of no further force and effect. Seller shall not, at any time, sell more than 45,000 shares per day of Parent Common Stock, issued pursuant to this Section 2.04, and the fulfillment of such covenant shall be a condition to the issuance of any Extra Shares hereunder.

          (c)     For purposes hereof, the "Adjustment Period" shall mean the 90
                                            -----------------
calendar days following the effectiveness of the first filed registration statement providing for the registration of any Registrable Securities, including any registration statement that provides for "piggy-back" registration of Registrable Securities pursuant to Section 6.12 below. Notwithstanding the foregoing, if no registration statement has been declared effective providing for the resale of the Registrable Securities on or before the one year anniversary of the Closing Date, the Adjustment Period shall end on such anniversary and the adjustment described in subsection (b) above shall be calculated based on the average closing trading price per share of the Parent Common Stock for the last ten trading days immediately preceding such anniversary.

          (d)     For purposes hereof, "Closing Price" means the average closing
                                        -------------
trading price per share of the Parent Common Stock for the last ten trading days ending on the Closing Date.

     2.05     ACCRUED  BONUS  PAYMENT  ADJUSTMENT.  Notwithstanding  anything
              -----------------------------------
herein to the contrary, the Purchase Price Cash Component (and the Purchase Price) shall be reduced by the amount payable to the individuals set forth on
SCHEDULE  2.05  (the  "CTSI  Employees") to be paid by the Company five (5) days
--------------         ---------------
after the Closing (such exhibit to set forth the amount to be received by each CTSI Employee); provided, however, that any payments due under this Section 2.05
                --------  -------
shall be contingent upon the CTSI Employees remaining employed by the Company for a period of not less than five (5) days after the Closing. Any amounts payable to the CTSI Employees shall be paid directly to the CTSI Employees by the Company. Any and all such payments, whenever made, shall be made in accordance with, and subject to, the terms and conditions of this Agreement, and shall be subject to all applicable employment and withholding taxes. The parties agree and acknowledge that any deductions or losses associated with such payments shall be allocated to the post-Closing tax period of the Company.

     2.06     POST-CLOSING  PURCHASE  PRICE  ADJUSTMENT. The Purchase Price Note
              -----------------------------------------
Component shall be subject to (a) reduction in an amount equal to any Purchaser Losses for which the Seller is obligated to indemnify the Purchaser in accordance  with  the  provisions  of  Article  X,  (b)
                                       ----------
adjustment in accordance with the provisions of Section IV of the Promissory Note based upon the projected-to-actual performance of CTSI for each fiscal year beginning May 1, 2006, and (c) reduction for any amount not properly paid to Purchaser pursuant to Section 2.03 above.

     2.07     CLOSING.   The  closing  of  the transactions contemplated in this
              -------
Agreement  (the  "Closing")  shall take place at a location Purchaser and Seller
                  -------
may mutually agree upon, or by counterpart as may be agreed by the Parties, at 10:00 a.m. local time on the second Business Day after the date on which all conditions to closing contained in Articles VII, VIII and IX have been satisfied
                                   ------------  ----     --
(the  "Closing  Date").  The  effective  time of the Closing on the Closing Date
       -------------
shall  be  as  of  12:01  a.m.  on  such  date.

     2.08     TRANSACTIONS  AND  DOCUMENTS  AT  CLOSING.
              -----------------------------------------

          (a) At the Closing, the Seller shall deliver to Purchaser certificates evidencing the CTSI Shares, duly endorsed in blank or accompanied by duly executed stock transfer powers, and upon such delivery Purchaser shall:
(i) pay to the Seller the Purchase Price Cash Component; (ii) deliver to the Seller the Promissory Note; and (iii) deliver to the Seller the Parent Common Stock contemplated by Section 2.04, All deliveries, payments and other transactions and documents relating to the Closing shall be interdependent and none shall be effective unless and until all are effective (except for any of the same as to which the party entitled to the benefit thereof has waived in writing satisfaction or performance thereof as a condition precedent to Closing).

          (b) From time to time and at any time, at either Party's reasonable request, whether on or after the Closing Date, and without further consideration, the Parties shall execute and deliver such further documents and instruments of conveyance and transfer and shall take such further reasonable actions as may be necessary or convenient to transfer and convey to Purchaser all of the Seller's right, title and interest in and to the CTSI Shares, free and clear of any and all liens, claims, charges and encumbrances, or as may otherwise be necessary or convenient to carry out the intent of this Agreement.

                                  ARTICLE III
                                  -----------

                    REPRESENTATIONS AND WARRANTIES OF SELLER
                    ----------------------------------------

     The  Seller  represents  and  warrants  to  Purchaser  as  follows:

     3.01     POWER,  AUTHORITY  AND  ORGANIZATION  OF  THE  SELLER.  The Seller
              -----------------------------------------------------
has the right, power and capacity to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Seller and constitutes the Seller's legal, valid and binding obligation, enforceable in accordance with its terms. Upon execution of this Agreement, Seller who is acting in a fiduciary, representative or corporate capacity shall furnish to Purchaser a true and correct copy of each and every will, trust agreement or other document that establishes or relates to the right, power, capacity or authority of Seller to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby.

     3.02     NO  CONFLICT.  The execution and delivery of this Agreement by the
              ------------
Seller, the consummation of the transactions contemplated herein by the Seller, and the performance of the covenants and agreements of the Seller, subject to fulfillment of the conditions set forth in Sections 8.04 and 9.04 hereof, will not, with or without the giving of notice or the lapse of time, or both, (a) violate, conflict with or result in a breach or default under or cause termination of any term or condition of any mortgage, indenture, contract, license, permit, instrument, trust document, or other agreement, document or instrument to which the Seller is a party or by which the Seller or any of Seller's properties may be bound; or (b) violate any provision of law, statute, rule, regulation, court order, judgment or decree, or ruling of any governmental authority, to which the Seller is a party or by which the Seller or Seller's properties may be bound.

     3.03     OWNERSHIP  OF  THE  CTSI  SHARES.   The Seller owns, of record and
              --------------------------------
beneficially, good and valid title to the CTSI Shares, and such CTSI Shares (a) are validly issued, fully paid and nonassessable, (b) are free and clear of any Hens, restrictions, claims, equities, charges, options, rights of first refusal or encumbrances, with no defects of title whatsoever, and (c) constitute all of the issued and outstanding shares of capital stock of CTSI, Other than the CTSI Shares, the Seller owns no shares of capital stock of CTSI or any other equity security of CTSI and no right of any kind to have any such equity security issued. Upon the Closing, Purchaser shall have obtained good and valid title to the CTSI Shares, free and clear of any liens, restrictions, claims, equities, options, charges, rights of first refusal, or encumbrances or other restrictions, and with no defects of title whatsoever. The Seller has full and exclusive power, right and authority to vote the CTSI Shares. The Seller is not a party to or bound by any agreement affecting or relating to its right to transfer or vote the CTSI Shares.

     3.04     ABSENCE  OF OTHER CLAIMS. No prior offer, issue, redemption, call,
              ------------------------
purchase, sale, merger, transfer, involvement in any transfer, negotiation or other transaction of any nature or kind with respect to any capital stock (including shares, offers, options, warrants, or debt convertible into shares, options or warrants) of CTSI or any parent company or related company (collectively, the "Related Companies"), or any corporation which has been
                      ------------------
merged into any of the Related Companies, has given or may give rise to (a) any valid claim or action by any person (including, without limitation, any former or present holder of any CTSI Shares or any other capital stock of any of the Related Companies) which is enforceable against the Seller or CTSI; or (b) any valid interest in CTSI, and no fact or circumstance exists which could give rise to any such right, claim, action or interest on behalf of any person.

     3.05     HART-SCOTT-RODINO ACT.    The Seller  represents and  warrants  to
              ---------------------
Purchaser that Seller, as a natural person and in conjunction with his or her spouse: (a) does not have total worldwide assets, which include Seller's and Seller's spouse's investment assets, voting securities, and other income-producing property, together with the total assets of any entity Seller or Seller's spouse controls of an amount equal to or exceeding $113,400,000; or
(b) does not have annual worldwide net sales, which includes the net sales of any and all entities Seller and Seller's spouse control, proprietorships, and income derived from investments, of an amount equal to or exceeding $113,400,000. The terms not defined in this Agreement used in this Section 3.05 shall have the meaning ascribed to them in the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

     3.06     INVESTMENT REPRESENTATIONS.
              --------------------------

          (a) Seller has sufficient knowledge and experience in financial and business matters to be able to evaluate the risks and merits of the investment represented by the issuance of the Parent Common Stock pursuant to
Section  2.04  (the  "Issued  Securities").
                      ------------------

          (b) Seller is aware that the business of the Parent involves significant and material economic variables and risks that could adversely affect Seller's investment in the Issued Securities.

          (c) Seller is able to bear the economic risks of an investment in the Issued Securities, including the risk of losing all of such investment, and Seller has no need for liquidity with respect to such investment.

          (d) Seller acknowledges that no prospectus, offering circular or other offering statement containing information with respect to the Issued Securities was delivered in connection with the Seller's investment. Seller has made his or her own inquiry and analysis with respect to the Parent and its business, and further represents that Seller has had access, for a reasonable time prior to the issuance of the Issued Securities, to information concerning the Parent and has had the opportunity to ask questions of, and receive answers from, officers of the Parent concerning an investment in the Issued Securities and the business, management and financial affairs of the Parent, and to obtain additional information (to the extent the Parent possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to Seller or to which Seller had access.

          (e) The Issued Securities were not offered to the Seller by means of publicly disseminated advertisements or sales literature, or as part of a general solicitation, nor is Seller aware of any offers made to other persons by such means.

          (f) Seller acknowledges that he or she has either been supplied with or has had access to information to which a reasonable investor would attach significance in making investment decisions. In determining to proceed with this investment, Seller has relied solely upon the results of his or her own independent investigation with respect to the Issued Securities.

          (g) Seller is an "accredited investor" as defined in Rule 501 (a) of Regulation D, promulgated under the Securities Act, which requires individual investors to either (i) have had individual income (exclusive of any income attributable to a spouse) of more than $200,000, or joint individual income with a spouse of more than $300,000, in each of the two most recent years and a reasonable expectation of reaching that level of income in the current year or
(ii) have an individual net worth (or combined net worth with a spouse), in excess of $1,000,000.

          (h) Seller is acquiring the Issued Securities for Seller's own account and not with a view to resale or other distribution thereof inconsistent with or in violation of the federal securities laws or the securities or Blue Sky laws of any state. No other person or entity will have any interest, beneficial or otherwise, in the Issued Securities that Seller is acquiring hereunder. Seller is not obligated to transfer the Issued Securities or any portion thereof to any other person or entity, nor does any Seller have any agreement or understanding to do so.

          (i) Seller acknowledges and agrees that Seller may not, directly or indirectly, sell, assign, pledge, give, subject to lien or security interest or otherwise dispose of or encumber

(collectively,  "Transfer")  all  or any part of the Issued Securities except as
                 --------
expressly permitted by this Agreement and applicable law. Seller understands that the Parent may, as a condition of any Transfer of any Issued Securities which are not registered for sale pursuant to an effective registration statement of the Parent, require that Seller deliver an opinion of counsel reasonably acceptable to the Parent to the effect that neither the sale nor the proposed Transfer will result in any violation of applicable state securities laws, the Securities Act or the securities law of any other jurisdiction.

          (j) Seller acknowledges that, to the extent Seller deems necessary, he or she has relied on his or her own professional accounting, tax, legal and financial advisors with respect to an investment in the Parent and the acquisition of the Issued Securities, and obtained, to the extent Seller deems necessary, such professional advice with respect to the risks inherent in such investment and the suitability of an investment in the Issued Securities in light of Seller's financial condition and investment needs.

          (k) The information about the Parent that has been disclosed to the Seller in connection with the acquisition of the Issued Securities is deemed to be confidential information of the Parent, and Seller represents and warrants to, and hereby agrees that, unless the Parent has consented in writing to the contrary, Seller shall treat such information as Confidential Information under this Agreement.

          (l) The agreements, representations and warranties made herein extend to and apply to all portions of the Issued Securities. The acceptance by Seller of the Issued Securities shall constitute Seller's confirmation that all agreements and representations made herein shall be true and correct at such time.

          (m) The Seller was provided with access to the Parent's filings with the SEC, including the following:

               (i) The Parent's annual report to stockholders for the most recent fiscal year, the definitive proxy statement filed in connection with that annual report, and, if requested by the Seller in writing, a copy of the Parent's most recent Form 10-KSB under the Securities Exchange Act of 1934, as amended (the "Exchange Act");
                -------------

               (ii) The information contained in an annual report on Form 10-KSB under the Exchange Act;

               (iii) The information contained in any reports or documents required to be filed by the Parent under Sections 13(a), 14(a), 14(c), and 15(d) of the Exchange Act since the distribution or filing of the reports specified above; and

               (iv) A brief description of the securities being offered, the use of the proceeds from the offering, and any material changes in the Parent's affairs that are not disclosed in the documents furnished.

                                   ARTICLE IV
                                   ----------

                  REPRESENTATIONS AND WARRANTIES REGARDING CTSI
                  ---------------------------------------------

     CTSI and Seller hereby jointly and severally represent and warrant to Purchaser as follows:

     4.01     ORGANIZATION AND AUTHORIZATION.
              ------------------------------

          (a)      CTSI  is  a  corporation  duly  organized,  validly  existing and in good standing under the laws of the State of Louisiana and has all requisite power and authority, corporate or otherwise, to carry on and conduct its business as it is now being conducted and to own or lease its properties and assets, and is duly qualified and in good standing in the jurisdictions set forth on SCHEDULE 4.01(a), which are the only jurisdictions in which the
           -----------------
ownership of properties or assets by CTSI or the conduct of the CTSI Business requires such qualification.

          (b) CTSI has no any interest, direct or indirect, and has no commitment to purchase or otherwise acquire any interest, direct or indirect, in any other corporation, partnership, joint venture or other business enterprise.

          (c)     The  current  officers  and  directors  of  CTSI are listed on
SCHEDULE  4.01(c).
-----------------

          (d) The copies of the corporate records of CTSI that have previously been delivered to Purchaser, are the complete, true and correct corporate records of CTSI in effect as of the date hereof. The minutes of directors' and shareholders' meetings and the stock books of CTSI that have been delivered previously to Purchaser are the complete, true and correct records of directors' and shareholders' meetings and stock issuances through and including the date hereof and, reflect all transactions and other matters required to be reflected in such records, as well as such other matters customarily contained in records of such type.

          (e)     SCHEDULE 4.01(e) sets forth a list of corporate organizational
                  ----------------
documents  received  by  Purchaser.

     4.02     AUTHORIZED  AND  OUTSTANDING  STOCK.  All  of  the CTSI Shares are
              -----------------------------------
validly issued, fully paid and nonassessable. All issuances, transfers or purchases of the capital stock of CTSI have been in compliance with all applicable agreements and all applicable laws, including federal and state securities laws, and all taxes thereon have been paid. There are no shares of capital stock held in the treasury of CTSI.

     4.03     ABSENCE  OF  OTHER  CLAIMS.  There is not outstanding, nor is CTSI
              --------------------------
bound by, any subscriptions, options, preemptive rights, warrants, calls, commitments or agreements or rights of any character requiring CTSI to issue or entitling any person or entity to acquire any additional shares of capital stock or any other equity security of CTSI, including any right of conversion or exchange under any outstanding security or other instrument, and CTSI is not obligated to issue or transfer any shares of its capital stock for any purpose. There are no outstanding obligations of CTSI to repurchase, redeem or otherwise acquire any outstanding shares of capital stock of CTSI.

     4.04     NO CONFLICT.   The execution and delivery of this Agreement by the
              -----------
Seller and CTSI, the consummation of the transactions contemplated herein by the Seller and CTSI, and the performance of the covenants and agreements of the
Seller  and  CTSI, subject to fulfillment of the conditions set forth in Section
9.04 hereof, will not, with or without the giving of notice or the lapse of time, or both, (a) violate or conflict with any of the provisions of any charter document or bylaw of CTSI; or (b) except as set forth on SCHEDULE 4.04, violate,
                                                         -------------
conflict with or result in a breach or default under or cause termination of any term or condition of any mortgage, indenture, contract, license, permit, instrument, trust document, will, or other agreement, document or instrument to which CTSI is a party or by which CTSI or its properties may be bound; or (c) violate any provision of law, statute, regulation, court order or ruling of any governmental authority, to which CTSI is a party or by which it or its properties may be bound; or (d) result in the creation or imposition of any Hen, claim, charge, restriction, security interest or encumbrance of any kind whatsoever upon any asset of CTSI.

     4.05     REQUIRED CONSENTS AND APPROVALS.   Except as set forth on SCHEDULE
              -------------------------------                           --------
4.05,  no  consent  or approval is required by virtue of the execution hereof by
----
the Seller or CTSI or the consummation of any of the transactions contemplated herein by the Seller or CTSI to avoid the violation or breach of, or the default under, or the creation of a lien on assets of CTSI pursuant to the terms of, any regulation, order, decree or award of any court or governmental agency or any lease, agreement, contract, mortgage, note, license, or any other instrument to which CTSI is a party or to which it or any of its property or assets or any of the CTSI Shares is subject.

     4.06     NO  VIOLATION  OF  LAW.  CTSI  is  not  and  has not been and will
              ----------------------
not be (by virtue of any past or present action, omission to act, contract to which it is a party or any occurrence or state of facts whatsoever) in violation of any applicable local, state or federal law, ordinance, regulation, order, injunction or decree, or any other requirement of any governmental body, agency or authority or court binding on it, or relating to its property or business or its advertising, sales or pricing practices (including, without limitation, any antitrust laws and regulations), and CTSI will not hereafter suffer or incur any loss, liability, penalty or expense (including, without limitation, attorneys' fees) by virtue of any such violation.

     4.07     FINANCIAL STATEMENTS.   SCHEDULE 4.07 contains the Audited Balance
              --------------------    -------------
Sheet of CTSI as of most recent and two prior years if available, and the related audited statements of income, retained earnings, and cash flows for the years then ended, and the related notes thereto; and the unaudited balance sheet of CTSI as of April 30, 2006, and the related unaudited statements of income, retained earnings, and cash flows, or in each instance, equivalent statements as commonly prepared, for the 24-month period then ended (the "Audited
                                                                    --------
Financial  Statements"  and the "Interim Financial Statements" respectively, and
---------------------            ----------------------------
collectively,  the  "Current  Financial  Statements").   The  Audited  Financial
                     ------------------------------
Statements  are  true,  correct  and  complete  and present fairly the financial position of CTSI as of the dates thereof, and the related results of its operations for the years then ended. The Interim Financial Statements are true, correct and complete and present fairly the financial position of CTSI as of the date thereof, and the related results of its operations for the periods then ended. The Audited Financial Statements have been prepared in accordance with GAAP, and the Interim Financial Statements have been prepared in accordance with GAAP for interim statements on a basis consistent with prior periods. All adjustments, consisting of normal, recurring accruals necessary for a fair presentation, have been made in the Interim Financial Statements. The audited balance sheet as of December 31, 2005

(the  "Audited Balance Sheet Date") included in the Audited Financial Statements
       --------------------------
is  referred  to herein as the "Audited Balance Sheet" and the unaudited balance
                                ---------------------
sheet  as  of  the  most  recent  month  end  (the "Interim Balance Sheet Date")
                                                    --------------------------
included  in  the  Interim  Financial  Statements  is  referred to herein as the
"Interim  Balance  Sheet."
 -----------------------

     4.08     NO UNDISCLOSED LIABILITIES. Except as set forth  on SCHEDULE 4.08,
              --------------------------                          -------------
there are no liabilities of CTSI of any kind whatsoever, whether accrued, contingent, absolute or otherwise, except for:

          (a) liabilities and obligations fully reflected or provided for in the Interim Balance Sheet;

          (b) liabilities and obligations incurred in the ordinary course of business, consistent with past practice, since the Interim Balance Sheet Date and of a type reflected on the Interim Balance Sheet, which individually or in the aggregate are not in excess of $50,000.00; and

          (c) liabilities and obligations under Contracts not (i) attributable to any failure by CTSI to comply with the terms thereof or any express or implied warranty, or (ii) entered into in violation of this Agreement or arising out of any such breach by CTSI.

     4.09     REAL  PROPERTY.
              --------------

          (a)     SCHEDULE 4.09(a)  sets  forth  a  complete  and  accurate list
                  ----------------
and description of all the real property that CTSI owns or leases, has agreed (or has an option) to purchase, sell or lease, or may be obligated to purchase, sell or lease (the "Real Property"). With respect to each parcel of Real
                        --------------
Property required to be listed and described on SCHEDULE 4.09(a), the Seller and
                                                ----------------
CTSI have made available to Purchaser, true, correct and complete copies of the deed evidencing CTSI's ownership of such parcel, each mortgage or other encumbrance thereon reflected in a written instrument, each instrument (if any) evidencing a grant by or to CTSI of an option to purchase or lease such parcel, each lease and leasehold mortgage (if any) with respect to such parcel, and any title policies or commitments and surveys with respect to such parcel.

          (b) Subject to Section 4.09(c) hereof, CTSI (i) has good and marketable fee simple title to all the Real Property held by CTSI; and (ii) except for Permitted Liens (as hereinafter defined), owns such Real Property free and clear of all title defects or objections, liens, restrictions, claims, charges, security interests, easements or other encumbrances of any nature whatsoever, including any mortgages, leases, chattel mortgages, conditional sales contracts, collateral security arrangements and other title or interest retention arrangements. "Permitted Liens" shall mean (y) the security interests,
                         ---------------
easements or other encumbrances described on SCHEDULE 4.09(b); and (z) liens for
                                             ----------------
taxes  not  yet  due  and  payable.

          (c) Except for Permitted Liens and other matters set forth on SCHEDULE 4.09(c), no Real Property is subject to (i) any governmental
    -----------------
decree or order (or threatened or proposed order known to CTSI or the Seller) to be sold or taken by public authority; or (ii) any rights of way, building use restrictions, exceptions, variances, reservations or limitations of any nature whatsoever, not of record

          (d)     SCHEDULE  4.09(d) sets forth a list of Real Property documents
                  -----------------
received  by  Purchaser.

     4.10     PERSONAL  PROPERTY.
              ------------------

          (a)     SCHEDULE  4.10(a)  sets  forth  a  complete  and accurate list
                  -----------------
and description of all the personal property that CTSI owns or leases, has agreed (or has an option) to purchase, sell or lease, or may be obligated to purchase, sell or lease, the net book value of which, as properly reflected in the books and records of CTSI, on an individual, item-by-item basis, exceeds $5,000.00.

          (b) CTSI (i) has good and valid title to all the personal and mixed, tangible and intangible properties and assets which it purports to own or which it uses in the conduct of its business, including, without limitation, Intellectual Property, Software and Licensed Software (as defined in Section 4.12), and all the personal properties and assets reflected, but not shown as leased or encumbered, on the Audited Balance Sheet and the Interim Balance Sheet (except for inventory and assets sold in the Ordinary Course of Business and supplies consumed in the Ordinary Course of Business); and (ii) except for Permitted Liens, owns such personal property free and clear of all title defects or objections, liens, restrictions, claims, charges, security interests, easements, or other encumbrances of any nature whatsoever, including any mortgages, leases, chattel mortgages, conditional sales contracts, collateral, security arrangements and other title or interest retention arrangements. All properties and assets of CTSI are in the possession of CTSI. SCHEDULE 4.10(b)
                                                                ----------------
sets forth a general description and the location of any personal property (including all improvements on any Real Property) and leasehold improvements that are not located at the principal location of the CTSI Businesses.

          (c) The towers, structures and equipment owned or leased by CTSI are structurally sound with no known material defects, are in good and safe operating condition and repair and are adequate for the uses to which they are being put.

          (d) The rights, properties and other assets presently owned, leased or licensed by CTSI and described in SCHEDULE 4.09(a), SCHEDULE 4.10(a)
                                              ----------------  ----------------
and  SCHEDULE  4.12(b) include all rights, properties and other assets necessary
     -----------------
to permit each CTSI to conduct the CTSI Business, respectively in the same manner as such businesses has been conducted since the Interim Balance Sheet Date, without any need for replacement, refurbishment or extraordinary repair.

          (e) All of the inventories of CTSI included on the Interim Balance Sheet or subsequently acquired are merchantable and of a quality and quantity usable and saleable in the Ordinary Course of Business, and the quantities of each type of inventory (whether raw materials, work-in-process, or finished goods) are not excessive, but are reasonable, adequate and appropriate in the present circumstances of CTSI. All of the inventories of CTSI included on the Interim Balance Sheet are valued for the purposes thereof at the lower of cost or market.

          (f) CTSI is not a party to any leases (other than Real Property leases).

     4.11     INDEBTEDNESS.  SCHEDULE  4.11  sets  forth a complete and accurate
              ------------   --------------
list and description of all instruments or other documents relating to any direct or indirect indebtedness for borrowed money of CTSI, as well as indebtedness by way of lease-purchase arrangements, guarantees, undertakings on which others rely in extending credit and all conditional sales contracts, chattel mortgages and other security arrangements with respect to personal property used or owned by CTSI (other than those set forth on SCHEDULE 4.10(f)). CTSI and the Seller have made available to Purchaser
         -----------------
a  true, correct and complete copy of each of the items required to be listed on
SCHEDULE  4.11.
--------------

     4.12    INTELLECTUAL  PROPERTY.
             ----------------------

          (a)     For  purposes  of  this  Agreement,  the  term  "Intellectual
                                                                   ------------
Property" shall mean all patents, patent rights, patent applications, registered
--------
trademarks and service marks, trademark rights, trademark applications, service mark rights, service mark applications, trade names, registered copyrights, copyright rights, domain names and all intellectual, industrial software or proprietary rights and trade secrets, technology and know-how, owned or used by CTSI, which are related to or used in connection with the CTSI Business, in each case together with any amendments, modifications and supplements thereto and in each case all goodwill associated therewith in connection with the business in which any such intellectual property is used.

          (b)     Identification of Intellectual Property. SCHEDULE 4.12(b) sets
                  ---------------------------------------  ----------------
forth a complete and accurate list and full description of all Intellectual Property. With respect to any registrations of the Intellectual Property,
SCHEDULE  4.12(b).  also  sets  forth,  as to each such item of the Intellectual
-----------------
Property, the (i) relevant application or registration number, (ii) relevant filing, registration, issue or application date, (iii) record owner, (iv) country, (v) title or description and (vi) remaining life thereof. In addition, SCHEDULE 4.12(b) identifies whether each item of the Intellectual
           -----------------
Property is owned by CTSI or is possessed and used by CTSI under any license, contract, agreement or other commitment and, if under any such commitment, the identity of the parties thereto, the term thereof and all amounts payable thereunder together with the payment terms therefor.

          (c)     Ownership  and  Protection.  With  respect  to  each  item  of
                  --------------------------
Intellectual Property identified as being owned by CTSI, CTSI owns all right, title and interest in and to such Intellectual Property, and has not encumbered or impaired any rights in same. CTSI has obtained an enforceable written assignment of all right, title and interest in and to each item of the Intellectual Property owned by CTSI from each person or entity participating in the discovery, development or creation of such item or Intellectual Property and CTSI and the Seller have provided to Purchaser true and correct copies of each such assignment. CTSI has no obligation to compensate, or to obtain the consent of, any third party for the use of any item of the Intellectual Property. All employees, independent contractors, or other persons who have had access to or participated in the development in any of the Intellectual Property owned by CTSI have signed appropriate confidentiality and non-disclosure agreements and, in the case of independent contractors, appropriate work for hire agreements and assignments, sufficient to protect CTSI's ownership rights in the Intellectual Property and the unauthorized use or disclosure of same. All registrations and applications to register the Intellectual Property in each of the countries in which any of the same is registered are valid and subsisting in all respects and have been properly maintained. No party has any claim to any moral rights with respect to the Intellectual Property owned by CTSI,

          (d)     Litigation  and  Claims.  Except  as  disclosed  on  SCHEDULE
                  -----------------------                              --------
4.12(d),  there  is neither pending nor, to the knowledge of CTSI or the Seller,
-------
threatened any suit, action, claim, arbitration, grievance, litigation, administrative or legal or other proceeding, or investigation, against CTSI or its licensors contesting the validity of, or CTSI's right to use, any of the Intellectual Property,

          (e)     Licenses.  CTSI  has not granted any license or other right to
                  --------
use, in any manner, any item of Intellectual Property, whether or not requiring the payment of royalties, and no third party has any right to use any of the Intellectual Property owned by CTSI. CTSI has not licensed, leased, sold or otherwise transferred or disclosed the source code for any of the Intellectual Property to any person or entity other than to CTSI's employees and independent contractors pursuant to an agreement with such employees and independent contractors protecting the intellectual property rights therein and the nondisclosure thereof.

          (f)     Protection.  CTSI  has  reasonably  protected the Intellectual
                  ----------
Property as the proprietary property and trade secrets of CTSI. There has not been any default under any confidentiality agreement regarding the use and disclosure of the Intellectual Property.

          (g)     Infringement.
                  ------------

               (i) To the knowledge of CTSI or the Seller, no third party is (i) infringing upon all or any portion of the Intellectual Property, or
(ii) using all or any portion of the Intellectual Property in derogation of any rights acquired by Purchaser under this Agreement.

               (ii) There is no interference action or other litigation pending or, to the knowledge of CTSI or the Seller, threatened before any governmental entity (including, without limitation, the United States Patent and Trademark Office or corresponding governmental entities in foreign jurisdictions) in regard to any of the Intellectual Property.

               (iii) None of the Intellectual Property infringes any copyright, trademark, patent, trade secret, or other right of any third party. CTSI has not received notice of infringement upon, misappropriation of or conflict with any asserted right of any third party, and there is no basis for any such notice.

               (iv) The inception, development and reduction to practice of the Intellectual Property have not constituted or involved, and do not constitute or involve, the misappropriation of trade secrets or other rights of any other person or entity (including, without limitation, any governmental entity).

          4.13     LITIGATION.  SCHEDULE 4.13 sets forth all litigation, claims,
                   ----------   -------------
suits, actions, investigations, indictments or informations, proceedings or arbitrations, grievances or other procedures (including grand jury investigations, actions or proceedings, and product liability and workers' compensation suits, actions or proceedings) pending, or to the knowledge of CTSI or the Seller, threatened, before any court, commission, arbitration tribunal, or judicial, governmental or administrative department, body, agency, administrator or official, grand jury, or any other forum for the resolution of grievances, against CTSI or involving any of its property or business, and, except as set forth on SCHEDULE 4.13, each of such matters are being defended
                          -------------
by an insurance carrier, and which of the matters being so defended are being defended under a reservation of rights. Further, except as set forth on SCHEDULE
                                                                        --------
4.13,  there  are no judgments, orders, writs, injunctions, decrees, indictments
----
or informations, grand jury subpoenas or civil investigative demands, plea agreements, stipulations or awards (whether rendered by a court, commission, arbitration tribunal, or judicial, governmental or administrative department, body, agency, administrator or official, grand jury or any other forum for the resolution of grievances) against or relating to CTSI or involving CTSI's property or business. CTS1 and the Seller have made available to Purchaser true, correct and complete copies of pleadings, briefs and other documents filed in each pending litigation, claim, suit, action, investigation, indictment or information, proceeding, arbitration, grievance or other procedure required to be listed on SCHEDULE 4.13, and the judgments, orders, writs, injunctions,
                --------------
decrees, indictments and informations, grand jury subpoenas and civil investigative demands, plea agreements, stipulations and awards required to be listed on said Schedule. SCHEDULE 4.13A sets forth a list of litigation
                             ---------------
documents  received  by  Purchaser.

     4.14     Employees.
              ---------

          (a)     SCHEDULE 4.14(a) sets forth the names and current compensation
                  ----------------
(broken down by category, e.g., salary, bonus, commission) of all employees of CTSI, together with the date and amount of the last increase in compensation for each such person. To the knowledge of CTSI and the Seller, no employee intends to terminate his or her employment relationship with CTSI as a result of the transactions contemplated herein or otherwise.

          (b) CTSI has conducted a thorough review of its employee records and has verified that each foreign national employee of CTSI is authorized to be present and employed in the United States. Additionally, except as disclosed on SCHEDULE 4.14(b), CTSI is in full compliance with all applicable laws,
    -----------------
regulations, judgments and other requirements relating to the regulation of foreign nationals in the United States including, without limitation, those items relating to the employment and compensation of foreign nationals in the United States. Moreover, there are no unresolved past, pending or threatened administrative, regulatory or judicial actions, proceedings, investigations, obligations, liabilities, losses, decrees, judgments, penalties, fines, fees, demands, demand letters, orders, directives, claims, or notices of noncompliance or violation relating in any way to CTSI or its operations in connection with CTSI's employment of foreign nationals. As used herein, the term "foreign national" means a person who is not a citizen of the United States of America.

     4.15     EMPLOYEE  BENEFITS.
              ------------------

          (a)     All  Employee  Benefit  Plans  and  Arrangements.
                  ------------------------------------------------

               (i)     List  and  Description  of  Plans and Arrangements.
                       --------------------------------------------------
SCHEDULE  4.15(a)(i)  sets forth a complete and accurate list and description of
-------------------
all agreements, arrangements, commitments, policies or understandings of any kind (whether written or oral) (A) which relate to employee benefits; (B) which pertain to present or former employees, retirees, directors or independent contractors (or their beneficiaries, dependents or spouses) of CTSI or their predecessors in interest; and (C) which are currently or expected to be adopted, maintained by, sponsored by, or contributed to by CTSI, any of its predecessors in interest or any employer  which,  under  Section  414 of the Internal Revenue Code (the "Code"),
                                                                         ----
would constitute a single employer with CTSI or as to which CTSI, any of its predecessors in interest or any affiliate has any ongoing liability or obligation whatsoever (collectively, "Employee Benefit Plans"), including, but
                                        ----------------------
not limited to, all: (1) employee benefit plans as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"); (2)
                                                                    -----
all other deferred compensation, early retirement, incentive, profit-sharing, thrift, stock ownership, stock appreciation rights, bonus, stock option, stock purchase, welfare or vacation, or other nonqualified benefit plans or arrangements; and (3) trusts, group annuity contracts, insurance policies or other funding media for the plans and arrangements described hereinabove,

               (ii)     Compliance  with ERISA and the Code. Except as set forth
                        -----------------------------------
on  SCHEDULE  4.15(a)(ii), CTSI, its predecessors in interest and all affiliates
    ---------------------
have complied with all of their respective obligations with respect to all Employee Benefit Plans (including, but not limited to, (A) filing or distributing all reports or notices required by ERISA or the Code and (B) complying with all requirements of Part 6 of ERISA and Code Section 4980B) and have maintained the Employee Benefit Plans in compliance with all applicable laws and regulations (including but not limited to ERISA and the Code). Each eligible Employee Benefit Plan has received a favorable determination letter from the Internal Revenue Service, and the Internal Revenue Service has not threatened or taken any action to revoke any favorable determination letter issued with respect to any such Employee Benefit Plan, No amendment to any Employee Benefit Plan or related trust has been adopted since receipt of the most recent determination letter issued with respect to the Employee Benefit Plan or related trust which would cause disqualification of the Employee Benefit Plan or related trust.

               (iii)     Copies  of  Documents  Provided  to Purchaser. CTSI and
                         ---------------------------------------------
the Seller have made available to Purchaser true, correct and complete copies of all documents relating to the Employee Benefit Plans that Purchaser has requested, including: (A) all plan texts, amendments, trust instruments and other agreements adopted or entered into in connection with each of the Employee Benefit Plans; (B) all insurance and annuity contracts related to any Employee Benefit Plan; (C) the notices and election forms used to notify employees and their dependents of their continuation coverage rights under CTSI's group health plans (under Code Section 4980B(f) and ERISA Section 606), if applicable; and
(D) the most recently available Form 5500 annual reports, certified financial statements, actuarial reports, summary plan descriptions and favorable determination letters, if applicable, for Employee Benefit Plans. Since the date such documents were supplied to Purchaser, no plan amendments have been adopted, no changes to the documents have been made, and no such amendments or changes shall be adopted or made prior to the Closing Date. SCHEDULE 4.15(a)(iii) sets
                                                      ---------------------
forth  a  list  of  Employee  Benefit  Plan  documents  received  by  Purchaser.

               (iv)     Agreements  to  Create,  Continue  or  Terminate  Plans.
                        -------------------------------------------------------
Neither CTSI, nor its predecessors in interest nor any affiliate has any agreement, arrangement, commitment or understanding, whether legally binding or not, to create any additional Employee Benefit Plan or to continue, modify, change in any material respect, or terminate any existing Employee Benefit Plan.

               (v)     Agency  Review,  Taxes  and  Fiduciary  Liability.  None
                            --------------------------------------------
of the Employee Benefit Plans is currently under investigation, audit or review by the Department of

Labor, the Internal Revenue Service or any other federal or state agency or is liable for any federal, state, local or foreign taxes. There is no transaction in connection with which CTSI, any affiliate or any fiduciary of any of the Employee Benefit Plans could be subject to either a civil penalty assessed pursuant to ERISA Section 502, a tax imposed by Code Section 4975 or liability for a breach of fiduciary responsibility under ERISA.

               (vi)     Claims  Against  Plans  and Fiduciaries. Other than
                        ---------------------------------------
routine claims for benefits payable to participants or beneficiaries in accordance with the terms of the Employee Benefit Plans, there are no claims, pending or threatened, by any participant or beneficiary against any of the Employee Benefit Plans or any fiduciary of any of the Employee Benefit Plans, and no basis for any such claim or claims exists,

               (vii)     Insurance  Reserves.  The  levels  of  insurance
                              -------------------
reserves and accrued liabilities with regard to all Employee Benefit Plans (to which such reserves or liabilities do or should apply) are set forth on SCHEDULE
                                                                        --------
4.15(a)(vii),  and  such levels are reasonable and sufficient to provide for all
------------
incurred but unreported claims and any retroactive or prospective premium adjustments,

               (viii)     Retiree  Welfare  Benefits.  Neither  CTSI,  its
                               --------------------------
predecessors in interest nor any affiliate has maintained an Employee Benefit Plan providing group health, dental, vision, life insurance or other welfare benefits to employees following retirement or other separation from service, except to the extent required under Part 6 of Title I of ERISA and Code Section 4980B.

          (b)     Defined  Benefit  Plan  Matters.
                  -------------------------------

               (i)     List  of  Defined  Benefit  Plans.  SCHEDULE  4.15(b)(i)
                       ---------------------------------   --------------------
identifies by name all of the Employee Benefit Plans that are pension plans within the meaning of ERISA Section 3(2) which are subject to Title IV of ERISA (the "Defined Benefit Plans"), and specifically identifies each of such Defined
       ---------------------
Benefit Plans that are multiemployer plans within the meaning of ERISA Section 3(37)(A) as multiemployer plans. There is no Defined Benefit Plan or multiemployer plan maintained by any affiliate under which CTSI currently has or potentially may have any obligation or liability whatsoever, including, but not limited to any liability which would be identified by or arise from the issues detailed in this subsection (b).

               (ii)     PBGC  Premiums  and Termination Liability.  No liability
                        -----------------------------------------
to  the  Pension  Benefit  Guaranty  Corporation ("PBGC") has been incurred with
                                                   ----
respect to the Defined Benefit Plans. All premiums due and payable to the PBGC with respect to the Defined Benefit Plans have been paid in a timely manner. The PBGC has not instituted proceedings to terminate any of the Defined Benefit Plans. No event has occurred, and there exists no condition or set of circumstances, which could result in the involuntary termination of any of the Defined Benefit Plans by the PBGC pursuant to ERISA Section 4042. Moreover, even if a Defined Benefit Plan were terminated voluntarily pursuant to ERISA Section 4041, neither CTSI, its predecessors in interest nor any affiliate would have any liability to the PBGC as a result of the termination.

               (iii)     Reportable  Events.  No  notice  of  a reportable event
                         ------------------
within the meaning of ERISA Section 4043(b) has been filed with the PBGC by the plan administrator of any of the Defined Benefit Plans, nor has any such reportable event occurred for which a notice to the PBGC is required,

               (iv)     Full  Funding  on  a  Termination  Basis.  The  current
                        ----------------------------------------
present value of all projected benefit obligations under each of the Defined Benefit Plans did not, as of the latest valuation date, exceed the then current value of the assets allocable to such benefit liabilities, based on reasonable actuarial assumptions currently used for such Defined Benefit Plan. In addition, each of the Defined Benefit Plans is fully funded on a termination basis, such that the net fair market value of the assets equals or exceeds the present value of the accrued benefits under such Defined Benefit Plan, based upon the actuarial assumptions required by the PBGC for determining benefits on a termination basis.

               (v)     No  Accumulated  Funding  Deficiency.  No  accumulated
                       ------------------------------------
funding deficiency as defined in ERISA Section 302(a)(2), whether or not waived and regardless of the reason arising, exists with respect to any Defined Benefit Plan.

               (vi)     Termination.  None  of  the  Defined  Benefit  Plans has
                        -----------
been terminated or partially terminated nor have there been any events which might constitute grounds for such a termination or partial termination.

     4.16     COLLECTIVE  BARGAINING
              ----------------------

.. Except as set forth on SCHEDULE 4.16, there are no labor contracts, collective
                         -------------
bargaining agreements, letters of understanding or other arrangements, formal or informal, with any union or labor organization covering any of employees of CTSI and none of said employees are represented by any union or labor organization. CTSI and the Seller have made available to Purchaser a true, correct and complete copy of each agreement listed on SCHEDULE 4.16.
                                                 --------------

     4.17     LABOR  DISPUTES
              ---------------

.. CTSI is in compliance with all federal and state laws respecting employment and employment practices, terms and conditions of employment, wages and hours. CTSI is not and has not been engaged in any unfair labor practice, and no unfair labor practice complaint against CTSI is pending before the National Labor Relations Board. Neither CTSI nor Seller knows or has reason to know of any labor strike or other labor trouble actually pending, being threatened against, or affecting CTSI. Relations between management and labor are amicable and there have not been, nor are there presently, any attempts to organize non-union employees, nor are there plans for any such attempts.

     4.18     BANK  ACCOUNTS.  SCHEDULE 4.18 sets forth a complete  and accurate
              --------------   -------------
list of each bank or financial institution in which CTSI has an account or safe deposit box (giving the address and account numbers) and the names of the persons authorized to draw thereon or to have access thereto.

     4.19     ENVIRONMENTAL  MATTERS.
              ----------------------

          (a) For purposes of this Agreement, the following terms shall have the following meanings:

               (i)     "Environmental  Claims"  shall  mean  any  and  all
                        ---------------------
administrative, regulatory or judicial actions, causes of action, suits, investigations, obligations, liabilities, losses, proceedings, decrees, judgments, penalties, fines, fees, demands, demand letters, orders, directives, claims (including any claims involving liability in tort, strict, absolute or otherwise), liens, notices of noncompliance or violation, and legal and consultant fees and costs of investigations or proceedings, relating in any way to any Environmental Law or the presence or Release (or alleged presence or Release) into the environment of any Hazardous Material on, at or from the Real Property (hereinafter "Claims") including, without limitation, and regardless of
                       ------
the merit of such Claim, any and all Claims by any governmental or regulatory authority or by any third party or other person for enforcement, mitigation, cleanup, removal, response, remediation or other actions or damages, contribution, indemnification, cost recovery, compensation or injunctive or declaratory relief pursuant to any Environmental Law or any alleged injury or threat of injury to human health, safety, natural resources or the environment.

               (ii)     "Environmental  Laws" shall mean all present and  future
                         -------------------
federal, state and local laws, statutes, ordinances, regulations, codes, policies, rules, directives, orders, decrees, permits, licenses, approvals, authorizations, criteria, guidelines, covenants, deed restrictions, treaties, conventions, and rules of common law now or hereafter in effect, and in each case as amended, and any judicial or administrative judgment, opinion or interpretation thereof, relating to the regulation or protection of human health, safety, natural resources or the environment, including, without limitation, laws and regulations (and all other items recited above) relating to the use, treatment, storage, management, handling, manufacture, generation, processing, recycling, distribution, transport, Release or threatened Release of or exposure to any Hazardous Material.

               (iii)     "Hazardous  Materials"  shall  mean,  collectively, any
                          --------------------
substance, material, product, derivative, compound, mixture, mineral, chemical, waste, medical waste or gas, in each case whether naturally occurring, human-made or the by-product of any process, including but not limited to petroleum or petroleum products (A) that is now defined or included within the definition of a "hazardous substance," "hazardous waste," "hazardous material," "toxic chemical," "toxic substance," "hazardous chemical," "extremely hazardous substance," "pollutant," "contaminant," or any other words of similar meaning under any Environmental Law, (B) exposure to which or the presence, use, generation, treatment, Release, transport or storage of which is now prohibited, limited, restricted or regulated under any Environmental Law or by any governmental or regulatory authority, or (C) that could require investigation, response or remediation, or could support the assertion of any Environmental Claim.

               (iv)     "Release"  shall  mean  the  release,  deposit, disposal
                         -------
or leakage of any Hazardous Material at, into, upon or under any land, water or air, or otherwise into the environment, including, without limitation, by means of burial, disposal, discharge, emission, injection, spillage, leakage, seepage, leaching, dumping, pumping, pouring, escaping, emptying, placement and the like.

          (b)     Except  as  disclosed  on  SCHEDULE4.19(b):
                                             ---------------

               (i) To the knowledge of CTSI and Seller, CTSI is in full compliance with all applicable Environmental Laws;

               (ii) To the knowledge of CTSI and Seller, CTSI has all permits, licenses and other approvals required under the Environmental Laws with respect to the Real Property and CTSI's operations thereon;

               (iii) To the knowledge of CTSI and Seller, there are no past, pending or threatened Environmental Claims relating to CTSI's operations or the Real Property;

               (iv) To the knowledge of CTSI and Seller, Hazardous Materials have not at any time been present, generated, used, treated, managed, recycled, stored or Released at, on, in or under, or transported to or from the Real Property;

               (v) To the knowledge of CTSI and Seller, Hazardous Materials have not at any time been Released at, on, in or under any other property in the vicinity or area of the Real Property;

               (vi) To the knowledge of CTSI and Seller, there are not now and never have been any underground storage tanks located at, on or under the Real Property; there is no asbestos contained in, forming part of, or contaminating any part of the Real Property; and no polychlorinated biphenyls
(PCBs)  are  used,  stored,  located  at  or  contaminate  any  part of the Real
Property;

               (vii) To the knowledge of CTSI and Seller, there are no pending or threatened Environmental Claims at any treatment, storage or disposal facility that has received Hazardous Materials from or generated at the Real Property; and

               (viii) To the knowledge of CTSI and Seller, there are no past or present facts, actions, activities, circumstances, conditions, occurrences, events or incidents, including the Release or presence of Hazardous Materials, that could (A) form the basis of an Environmental Claim against or involving CTSI or the Real Property, (B) cause the Real Property to be subject to any restrictions on or affect its ownership, occupancy, use or transferability under any applicable Environmental Law, (C) require the filing or recording of any notice or restriction relating to the presence of Hazardous Materials in the real estate records in the county or municipality in which the Real Property is located, other than any customary disclosure requirements in connection with the transfer of the Real Property, or (D) prevent or interfere with the construction, operation or maintenance of the Real Property.

     4.20     REQUIRED  LICENSES  AND PERMITS. CTS  has  all  licenses,  permits
              -------------------------------
or other authorizations of governmental authorities necessary for the conduct of its business and all other licenses, permits or other authorizations of governmental authorities necessary for the conduct of its business. A correct and complete list of all such licenses, permits and other authorizations, including FCC authorizations, (collectively, the "CTSI Authorizations") is set
                                                    -------------------
forth  on  SCHEDULE 4.20. CTSI  and  the Seller have made available to Purchaser
           -------------
true, correct and complete copies of all written CTSI Authorizations required to be listed on SCHEDULE 4.20.
                -------------

     4.21     INSURANCE  POLICIES.  SCHEDULE  4.21  sets  forth  a  complete and
              -------------------   --------------
accurate list and description of all insurance policies in force naming CTSI, or any employees thereof in their capacity as such, as an insured or beneficiary or as a loss payable payee, or for which CTSI has paid or is obligated to pay all
or  part  of  the  premiums.   Neither  CTSI  nor  Seller  has  received
notice of any pending or threatened termination or premium increase (retroactive or otherwise) with respect thereto, and CTSI is in compliance with all conditions contained therein. There have been no lapses (whether cured or not) in the coverage provided under the insurance policies, referenced herein and as set forth on SCHEDULE 4.21, during the term of such policies, as extended or
                -------------
renewed. CTSI and the Seller have made available to Purchaser true, correct and complete copies of each of the policies required to be listed on SCHEDULE 4.21.
                                                                  -------------

     4.22     MAJOR  SUPPLIERS  AND  CUSTOMERS.  SCHEDULE 4.22 sets forth a list
              --------------------------------   -------------
of each supplier of goods or services to, and each customer of, CTSI to whom CTSI paid or billed in the aggregate more than $30,000.00 during the 12-month period ended December 31, 2005 together, in each case, with the amount paid or billed during such period. CTSI is not engaged in any dispute with any of such suppliers or customers. CTSI does not know or have any reason to believe that the consummation of the transactions contemplated hereunder will have any adverse effect on the business relationship of CTSI with any such supplier or customer.

     4.23     CONTRACTS  AND  COMMITMENTS.    Except  as  set forth on SCHEDULES
              ---------------------------                              ---------
4.10(f)  (Leases),  4.11  (Indebtedness),  4.12(b),  (c)  AND  (d) (Intellectual
-------             ----                   -----------------------
Property),  4.15(a)(i)  (Employee  Benefits), 4.16 (Collective Bargaining), 4.21
            ----------                        ----                          ----
(Insurance  Policies),  and  4.23  (Contracts  and  Commitments):
                             ----

          (a) CTSI does not have any agreement or contract that is material to its business, operations or prospects;

          (b) No contracts or commitments of CTSI continue for a period of more than six (6) months from the date hereof or require payments, in the aggregate, in excess of $10,000.00;

          (c)     CTSI  does not have any outstanding contract, written or oral,
with  any  officer,   employee,   agent,   consultant,   advisor,   salesman,
manufacturer's representative, distributor, dealer, subcontractor, or broker that is not cancelable by CTSI, on notice of not longer than thirty (30) days and without liability, penalty or premium of any kind, except liabilities which arise as a matter of law upon termination of employment, or any agreement or arrangement providing for the payment of any bonus or commission based on sales or earnings;

          (d) CTSI is not under any liability or obligation under any agreement pursuant to which third parties have been provided with products that can be returned to CTSI in the event they are not sold and which could involve a liability of CTSI;

          (e) CTSI has no (i) any outstanding loan or loan commitment (excluding credit extended in the Ordinary Course of Business to purchasers of inventory) to any person, or (ii) any factoring, credit line or subordination agreement;

          (f)     Except  as  noted  on SCHEDULE  4.11 (Indebtedness) and except
                                        --------------
except for negotiable instruments in the process of collection, CTSI does not have any power of attorney outstanding or any contract, commitment or liability (whether absolute, accrued, contingent or otherwise), as guarantor, surety, co-signer, endorser, co-maker, indemnitor in respect of the contract or commitment of any other person, corporation, partnership, joint venture, association, organization or other entity;

          (g)     Except  for  the  arrangement  set forth on SCHEDULE  4.23(g),
                                                              -----------------
there are no contracts or agreements with any director, officer or shareholder of CTSI, or with any person related to any such person or with any company or other organization in which any director, officer, or shareholder of CTSI, or anyone related to any such person, has a direct or indirect financial interest;

          (h) CTSI is not subject to any contract or agreement containing covenants limiting the freedom of CTSI to compete in any line of business in any geographic area or requiring CTSI to share any profits;

          (i) There is no contract, agreement or other arrangement entitling any person or other entity to any profits, revenues or cash flows of CTSI or requiring any payments or other distributions based on such profits, revenues or cash flows;

          (j)     Except  for the arrangement set forth on SCHEDULE 4.23(g),  to
                                                           ----------------
the knowledge of CTSI and the Seller, CTSI is not party to or bound by any presently or previously existing contract, agreement or other arrangement that has had or may in the future have a material adverse effect upon the business, earnings or financial condition of CTSI.

CTSI and Seller have made available to Purchaser true, correct and complete copies of all contracts, agreements, plans, leases, policies and licenses referred to, or required to be referred to or listed on, any Schedule delivered hereunder. SCHEDULE 4.23A sets forth a list of contracts and agreements received
           --------------
by  Purchaser.

     4.24     AGREEMENTS  IN  FULL FORCE AND EFFECT.    Except as  expressly set
              -------------------------------------
forth  on SCHEDULE 4.24, all  contracts,  agreements,  plans,  leases,  policies
          -------------
and licenses referred to, or required to be referred to, on any Schedule delivered hereunder are valid and binding, and are in full force and effect and are enforceable in accordance with their terms, except to the extent that the validity or enforceability thereof may be limited by bankruptcy, insolvency, reorganization and other similar laws affecting creditors' rights generally. Neither CTSI nor Seller has any knowledge of any pending or threatened bankruptcy, insolvency or similar proceeding with respect to any party to such agreements, and no event has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a breach or default, or permit termination, modification or acceleration thereunder by CTSI or to the knowledge of CTSI or Seller any other party thereto.

     4.25     ABSENCE  OF  CERTAIN  CHANGES  AND  EVENTS. Except as set forth in
              ------------------------------------------
SCHEDULE  4.25, since the  Interim Balance Sheet Date, CTSI has operated only in
--------------
the  Ordinary  Course  of  Business,  and  has  not:

          (a) suffered any damage or destruction adversely affecting the properties or business of CTSI;

          (b) made any declaration, setting aside or payment of any dividend or other distribution of assets (whether in cash, stock or property) with respect to the capital stock of CTSI, except in accordance with the arrangement on SCHEDULE 4.23(g), or any direct or indirect redemption, purchase or other
    -----------------
acquisition of such stock, or otherwise made any payment of cash or any transfer of other assets, to Seller or CTSI; or transferred any assets from any subsidiary to

CTSI, any other subsidiary or any Related Company; or transferred any assets from any Related Company to CTSI;

          (c) suffered any material adverse change in its working capital, assets, liabilities, financial condition, business prospects, or relationships with any suppliers or customers listed on SCHEDULE 4.22;
                                                 --------------

          (d) except for customary increases based on term of service or regular promotion of non-officer employees, increased (or announced any increase in) the compensation payable or to become payable to any employee, or increased (or announced any increase in) any bonus, insurance, pension or other employee benefit plan, payment or arrangement for such employees, or entered into or amended any employment, consulting, severance or similar agreement;

          (e) incurred, assumed or guaranteed any liability or obligation (absolute, accrued, contingent or otherwise) other than in the Ordinary Course of Business;

          (f) paid, discharged, satisfied or renewed any claim, liability or obligation other than payment in the Ordinary Course of Business;

          (g) permitted any of its assets to be subjected to any mortgage, lien, security interest, restriction, charge or other encumbrance of any kind except for Permitted Liens;

          (h) cancelled or forgiven any indebtedness or otherwise waived any material claims or rights;

          (i) sold, transferred or otherwise disposed of any of its assets, except in the Ordinary Course of Business;

          (j) made any single capital expenditure or investment in excess of $5,000.00;

          (k) made any change in any method, practice or principle of financial or tax accounting;

          (l) managed working capital components, including cash, receivables, other current assets, trade payables and other current liabilities in a fashion inconsistent with past practice, including failing to sell inventory and other property in an orderly and prudent manner or failing to make all budgeted and other normal capital expenditures, repairs, improvements and dispositions;

          (m) paid, loaned, advanced, sold, transferred or leased any asset to any employee, except for normal compensation involving salary and benefits;

          (n) issued or sold any of its capital stock or issued any warrant, option or other right to purchase shares of its capital stock, or any security convertible into its capital stock;

          (o) entered into any material commitment or transaction, other than in the Ordinary Course of Business, affecting the Business; or

          (p) agreed in writing, or otherwise, to take any action described in this Section.

     4.26     ACCOUNTS  RECEIVABLE.
              --------------------

          (a) All accounts receivable owed to CTSI by any director, officer, shareholder or employee of CTSI or any relative of any such person (including those accounts receivable reflected on the Interim Balance Sheet and incurred since the Interim Balance Sheet Date) have been paid in full prior to the date hereof or shall have been paid in full prior to the Closing Date.

          (b) All accounts receivable of CTSI (i) are valid, existing and fully collectible without resort to legal proceedings or collection agencies,
(ii) represent monies due for goods sold or services rendered in the Ordinary Course of Business; and (iii) are not subject to any defenses, rights of set-off, assignment, restrictions, security interests or other encumbrances. Except as shown on SCHEDULE 4.26(b), as of the date of such Schedule, all such
                     ----------------
accounts receivable were current, and neither CTSI nor Seller is aware of any dispute regarding the collectibility of any such accounts receivable. All reserves shown on the Financial Statements were adequate as of such dates calculated consistent with past practice.

     4.27     TAX  MATTERS.
              ------------

          (a)     Definitions.   For  purposes  of this Agreement, the following
                  -----------
definitions  shall  apply:

               (i)     The  term  "Taxes"  shall  mean  all  Taxes,  however
                                   -----
denominated, including any interest, penalties or other additions to Tax that may become payable in respect thereof, imposed by any federal, territorial, state, local or foreign government or any agency or political subdivision of any such government, which Taxes shall include, without limiting the generality of the foregoing, all income or profits Taxes (including, but not limited to, federal income Taxes and state income Taxes), payroll and employee withholding Taxes, unemployment insurance, social security Taxes, sales and use Taxes, ad valorem Taxes, excise Taxes, franchise Taxes, gross receipts Taxes, business license Taxes, occupation Taxes, real and personal property Taxes, stamp Taxes, environmental Taxes, transfer Taxes, workers' compensation, Pension Benefit
Guaranty Corporation premiums and other governmental charges, and other obligations of the same or of a similar nature to any of the foregoing, which the Company is required to pay, withhold or collect.

               (ii)     The term "Returns" shall mean all reports, estimates,
                                  -------
declarations of estimated Tax, information statements and returns relating to, or required to be filed in connection with, any Taxes, including information returns or reports with respect to backup withholding and other payments to third parties.

          (b)     Returns  Filed  and  Taxes  Paid.  Except  as  otherwise
                  --------------------------------
disclosed  in  SCHEDULE  4.27(b):  (i) all Returns required to be filed by or on
               -----------------
behalf of CTSI have been duly filed on a timely basis and such Returns are true, complete and correct; (ii) all Taxes shown to be payable on the Returns or on subsequent assessments with respect thereto have been paid in full on a timely basis, and no other Taxes are payable by CTSI with respect to items or periods covered by such Returns (whether or not shown on or reportable on such Returns) or with respect to any period prior to the date of this Agreement; (iii) CTSI has withheld and paid over all Taxes required to have been withheld and paid over, and complied with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, creditor, independent contractor, or other third party; (iv) the charges, accruals and reserves for Taxes as reflected on the books of CTSI are adequate in accordance with GAAP to cover Tax liabilities accruing through the Closing Date; and (v) there are no Hens on any of the assets of CTSI with respect to Taxes, other than liens for Taxes not yet due and payable or for Taxes that CTSI is contesting in good faith through appropriate proceedings and for which appropriate reserves have been established, which contested Taxes are disclosed in SCHEDULE 4.27(b).
    ----------------

          (c)     Tax  Deficiencies;  Audits;  Statutes  of  Limitations. Except
                  ------------------------------------------------------
as  otherwise  disclosed in SCHEDULE 4.27(c): (i) the Returns of CTSI have never
                            ---------------
been audited by a government or Taxing authority, nor is any such audit in process, pending or threatened (either in writing or verbally, formally or informally); (ii) no deficiencies exist or have been asserted (either in writing or verbally, formally or informally) or are expected to be asserted with respect to Taxes of CTSI, and CTSI has not received notice (either in writing or verbally, formally or informally) or expects to receive notice that it has not filed a Return or paid Taxes required to be filed or paid by it; (iii) CTSI is neither a party to any action or proceeding for assessment or collection of Taxes, nor has such event been asserted or threatened (either in writing or verbally, formally or informally) against CTSI or any of its assets; (iv) no waiver or extension of any statute of limitations is in effect with respect to Taxes or Returns of CTSI; and (v) CTSI has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement penalty within the meaning of Code Section 6662.

          (d)     Tax  Sharing  Agreements. Except as otherwise   disclosed   in
                  ------------------------
SCHEDULE  4.27(d), CTSI is not (nor has it ever been) a party to any Tax sharing
----------------
agreement.

          (e)     Tax  Elections and Special Tax Status.  CTSI has not filed any
                  -------------------------------------
consent  pursuant  to the collapsible corporation provisions of Code Section 341
(f).  CTSI  is  not  a party to any safe harbor lease within the meaning of Code
Section 168(f)(8), as in effect prior to amendment by the Tax Equity and Fiscal Responsibility Act of 1982. CTSI is not and has not been a United States real property holding corporation within the meaning of Code Section 897(c)(l)(A)(ii) during the applicable period specified in Code Section 897(c)(l)(A)(ii). CTSI has not entered into any compensatory agreements with respect to the performance of services which payment thereunder would be a nondeductible expense pursuant to Code Section 162(m) or 280G or an excise Tax to the recipient pursuant to Code Section 4999. CTSI has not been a "distributing corporation" (within the meaning of code Section 355(a)(l)(A)) within the 3-year period ending as of the date of this Agreement. CTSI has not participated in an international boycott as defined in Code Section 999. CTSI has not agreed and is not required to make, any adjustment under Code Sections 263 A or 481 (a) by reason of a change in accounting method or otherwise). CTSI does not have any permanent establishment in any foreign country, as defined in any applicable Tax treaty or convention between the United States and such foreign country. CTSI is in compliance with the terms and conditions of any applicable Tax exemptions, Tax agreements or Tax orders of any government to which it may be subject or which it may have claimed, and the transactions contemplated by this Agreement will not have any adverse effect on such compliance. CTSI is not a party to any transaction, understanding or arrangement treated as a Tax shelter under Code
Section  611  l(e)  or  6662(d)(2)(C)(iii).

          (f)     S-Corporation  Status.   Since  its  incorporation,  CTSI  has
                  ---------------------
been and is currently a valid "S" corporation for all federal and state Tax purposes (and will be up to the Closing Date), and neither the Internal Revenue Service nor any Taxing authority has challenged, or is challenging, the S election of CTSI.

          (g)     Tax  Claims.    No claim has been made by any Taxing authority
                  -----------
in a jurisdiction where CTSI does not file Returns that is or may be subject to taxation by, or required to file any Return in, that jurisdiction.

     4.28     BROKERAGE.  Except  as  set  forth  on  SCHEDULE  4.28, no broker,
              ---------                               --------------
agent, or finder has rendered services to CTSI or the Seller in connection with the transactions contemplated under this Agreement. Except as set forth on
SCHEDULE  4.28, CTSI has not incurred any obligation or liability, contingent or
--------------
otherwise, for brokers' or finders' fees or agents commissions or other similar payments in connection with this Agreement or the transactions contemplated hereby.

     4.29     DISCLOSURE.  No  representations,  warranties,  assurances  or
              ----------
statements by CTSI or Seller in this Agreement and no statement contained in any document (including the Financial Statements and the Schedules), certificates or other writings furnished or to be furnished by CTSI or Seller (or caused to be furnished by CTSI or Seller) to Purchaser or any of its representatives pursuant to the provisions hereof contains or will contain any untrue statement of material fact, or omits or will omit to state any fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.

                                   ARTICLE V
                                   ----------

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER
                   -------------------------------------------

     Purchaser  hereby  represents  and  warrants  to  the  Seller  as  follows:

     5.01     ORGANIZATION. Purchaser is a corporation duly  organized,  validly
              ------------
existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on and conduct its business as it is now being conducted and to own or lease its properties and assets, and to effect the transactions contemplated hereunder and is duly qualified and in good standing in each jurisdiction in which the conduct of the business of Purchaser or the ownership of its properties and assets requires it to be so qualified, except where the failure to be so qualified or in such good standing, or to have such power or authority when taken together with all other such failures, is not reasonably likely to have a Purchaser Material Adverse Effect. As used in this Agreement, the term "Purchaser Material Adverse Effect"
                                            -----------------------------------
means a material adverse effect on the financial condition, properties, business or results of operation of Purchaser and its subsidiaries taken as a whole; provided, however, that any such effect resulting from any change (i) in law,
--------   -------
rule or regulation or GAAP or interpretations thereof that applies to both Purchaser and CTSI or (ii) in economic or business conditions generally or in the cell tower management and environmental services industry specifically shall not be considered when determining if a Purchaser Material Adverse Effect has occurred.

     5.02     AUTHORIZATION.  Purchaser  has  the right, power  and  capacity to
              -------------
execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action on the part of Purchaser. This Agreement has been duly and validly executed and delivered by Purchaser and constitutes Purchaser's legal, valid and binding obligation, enforceable in accordance with its terms.

     5.03     NO  CONFLICT.   The  execution  and  delivery of this Agreement by
              ------------
Purchaser, the consummation of the transactions contemplated herein, and the performance of the covenants and agreements of Purchaser will not, with or without the giving of notice or the lapse of time, or both, (a) violate or conflict with any of the provisions of any charter document or bylaw of Purchaser; (b) violate, conflict with or result in breach or default under, result in the acceleration of any obligations or the creation of a lien, pledge, security interest or other encumbrance on the assets of Purchaser pursuant to, or cause termination of any term or condition of any mortgage, lease, indenture, notes, contract, license, permit, instrument, trust document, or other agreement, arrangement, obligation, document or instrument to which Purchaser is a party or by which Purchaser or any of its properties may be bound; or (c) violate any provision of law, statute, rule, regulation, court order, judgment or decree, or ruling of any governmental authority, to which Purchaser is a party or by which Purchaser or its properties may be bound.

     5.04     BROKERAGE.  Except as set forth on SCHEDULE 5.04, no broker, agent
              ---------                          -------------
or finder has rendered services to Purchaser in connection with the transactions contemplated under this Agreement.

     5.05     DISCLOSURE.  No  representations,  warranties,  assurances  or
              -----------
statements by Purchaser in this Agreement and no statement contained in any document, certificates or other writings furnished or to be furnished by Purchaser (or caused to be furnished by Purchaser) to the Seller or any of their representatives pursuant to the provisions hereof contains or will contain any untrue statement of material fact, or omits or will omit to state any fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.

                                   ARTICLE VI
                                   ----------

                                    COVENANTS
                                    ---------

     6.01     PRE-CLOSING OPERATIONS OF CTSI. CTSI and  Seller  hereby  covenant
              ------------------------------
and agree that, except as consented to in writing by Purchaser, after the date hereof and prior to the Closing, CTSI shall, and the Seller shall cause CTSI to, operate and conduct itself only in the Ordinary Course of Business. Pursuant thereto and not in limitation of the foregoing, except as otherwise expressly contemplated by this Agreement, or specifically disclosed in the Schedules hereto, after the date hereof and prior to the Closing, CTSI shall:

          (a) use its commercially reasonable efforts to preserve intact the goodwill and business organization of CTSI, keep the officers and employees of CTSI available to Purchaser and preserve the relationships and goodwill of CTSI with customers, distributors, suppliers, employees and other persons or entities having business relations with CTSI;

          (b)     maintain  its  existence and good standing in its jurisdiction of  organization  and  in  each  jurisdiction  listed  on  Schedule  4.01(a);
                                                           -----------------

          (c) duly and timely file or cause to be filed all reports and returns required to be filed with any Governmental Entity and promptly pay or cause to be paid when due all taxes, assessments and governmental charges, including interest and penalties levied or assessed, unless contested in good faith by appropriate proceedings;

          (d) maintain in existing condition and repair (ordinary wear and tear excepted), consistent with past practices, all buildings, offices, shops and other structures located on the Real Property, and all equipment, fixtures and other tangible personal property located on the Real Property;

          (e) not authorize for issuance or issue and deliver any additional shares of its capital stock or securities convertible into or exchangeable for shares of its capital stock, or issue or grant any right, option or other commitment for the issuance of shares of its capital stock or of such securities, or split, combine or reclassify any shares of its capital stock;

          (f)     not  amend  or  modify  its  charter  documents  or  bylaws;

          (g) not declare any dividend, pay or set aside for payment any dividend or other distribution or make any payment to Seller, any officer or director or any person or entity with whom Seller or any officer or director has any direct or indirect relation, other than the payment of salaries in the Ordinary Course of Business, except in accordance with the arrangement set forth on SCHEDULE 4.23(g);
    ----------------

          (h) not create any subsidiary, acquire any capital stock or other equity securities of any corporation or acquire any equity or ownership interest in any business or entity;

          (i) not dispose of or permit to lapse any ownership and/or right to the use of any patent, trademark, trade name, service mark, license or copyright of CTSI (including any of the Intellectual Property), or dispose of or disclose to any person or entity, any trade secret, formula, process, technology or know-how of CTSI not heretofore a matter of public knowledge;

          (j) protect, defend and maintain the ownership, validity and registration of the Intellectual Property, and not allow any of the registered Intellectual Property to be abandoned, forfeited, cancelled, expunged and/or dedicated to the public;

          (k) not (i) sell any asset of CTSI, other than in the Ordinary Course of Business, (ii) create, incur or assume any indebtedness secured by the assets of CTSI, (iii) grant, create, incur or suffer to exist any lien or encumbrance on the assets of CTSI that did not exist on the date hereof,
(iv) incur any liability or obligation (absolute, accrued or contingent), except in the Ordinary Course of Business, (v) write-off any guaranteed check, note or account receivable, except in the Ordinary Course of Business, (vi) write-down the value of any asset or investment (including any asset of CTSI) on the books or records of CTSI, except for depreciation and amortization in the Ordinary Course of Business, (vii) cancel any debt or waive any claim or right, (viii) make any commitment for any capital expenditure to be made on or following the date hereof in excess of $5,000.00 in the case of any single expenditure or $50,000.00 in the case of all capital expenditures, (ix) enter into any contract or commitment which cannot be cancelled by CTSI on notice of not longer than thirty (30) days and without liability or penalty of any kind, or (x) enter into any contract or commitment which imposes, or purports to impose, any obligations or restrictions on any affiliate of CTSI;

          (l) not increase in any manner the compensation of, or enter into any new bonus or incentive agreement or arrangement with, any of its employees, officers, directors or consultants, except in the Ordinary Course of Business; provided, however, that CTSI shall not take any action described in
           --------   --------
this Section 6.01(1) with respect to (i) any manager, officer or director of CTSI or (ii) any person whose annualized compensation is $35,000.00 or more or whose annual compensation for the twelve (12)-month period following the Closing Date is expected to be $35,000.00 or more;

          (m) not pay or agree to pay any additional pension, retirement allowance or other employee benefit under any Employee Benefit Plans to any of its employees or consultants, whether past or present, except in the Ordinary Course of Business; provided, however, that CTSI shall not take any
                       --------   -------
action described in this Section 6.0l(m) with respect to (i) any manager, officer or director of CTSI or (ii) any person whose annualized compensation is $35,000.00 or more or whose annual compensation for the twelve (12) month period following the Closing is expected to be $35,000.00 or more;

          (n) except as required by applicable laws, not adopt, amend or terminate any Employee Benefit Plan or increase the benefits provided under any Employee Benefit Plan, or promise or commit to undertake any of the foregoing in the future;

          (o)     not  enter  into  a  collective  bargaining  agreement;

          (p) not enter into any employment agreement (except for the employment agreements contemplated by this Agreement, in a mutually agreeable form);

          (q) not settle or compromise any legal proceedings related to or in connection with CTSI or the CTSI Business;

          (r) maintain supplies and inventory at levels that are in the Ordinary Course of Business;

          (s) continue to extend customers credit, collect accounts receivable and pay accounts payable and similar obligations in the Ordinary Course of Business;

          (t) perform in all material respects all of its obligations under all contracts and commitments, and not default or suffer to exist any event or condition that with notice or lapse of time or both could constitute a default under any such contracts or commitments (except those being contested in good faith) and not enter into, assume or amend any contract or commitment other than in the Ordinary Course of Business;

          (u) except as contemplated under Section 6.11 hereunder, not pay, discharge or satisfy any claim, liability or obligation (absolute, contingent or otherwise) other than the payment, discharge or satisfaction in the Ordinary Course of Business of claims, liabilities and obligations reflected or reserved against in the Interim Balance Sheet or incurred in the Ordinary Course of Business;

          (v)     not  increase  any  reserves  for  contingent  liabilities
(excluding any adjustment to bad debt reserves in the Ordinary Course of Business);

          (w) maintain in full force and effect and in the same amounts policies of insurance comparable in amount and scope of coverage to that maintained as of the date hereof by or on behalf of CTSI;

          (x) continue to maintain its books and records in accordance with GAAP consistently applied and on a basis consistent with past practice;

          (y) continue its cash management practices in the Ordinary Course of Business; and

          (z) not authorize, or commit or agree to take, any of the foregoing actions, which CTSI is required not to take without Purchaser's prior written consent.

Purchaser shall in good faith communicate with Seller regarding any questions or concerns that may arise concerning any of Seller's representations or warranties required by this Agreement and relating to information transferred between the parties; provided, that any failure to so communicate shall not affect any of
          ---------
the Parties' rights hereunder. In connection with the continued operation of CTSI during the period commencing on the date hereof and ending on the Closing Date, CTSI and the Seller shall confer in good faith on a regular and frequent basis with Purchaser regarding operational matters and the general status of on-going operations of CTSI; provided, that, Purchaser does not and shall not waive any right it may have hereunder solely as a result of such consultations. Neither CTSI nor the Seller shall take any action that would, or that could reasonably be expected to, result in any representation or warranty of CTSI or the Seller set forth herein to become untrue.

     6.02     ACCESS.  From  the date of  this  Agreement  through  the  Closing
              ------
Date, CTSI shall, and the Seller shall cause CTSI to (a) provide Purchaser and its designees (e.g., officers, counsel, accountants, actuaries, and other authorized representatives) with such information as Purchaser or its designees may from time to time reasonably request with respect to CTSI and the transactions contemplated by this Agreement; (b) provide Purchaser and its designees, access during regular business hours and upon reasonable notice to the books, records, offices, personnel, counsel, accountants and actuaries of CTSI, as Purchaser or its designees may from time to time reasonably request; and (c) permit Purchaser and its designees to make such inspections thereof as Purchaser may reasonably request. Any investigation shall be conducted in such a manner so as not to interfere unreasonably with the operation of the CTSI Business. No such investigation shall limit or modify in any way the Seller's or CTSI's obligations with respect to any breach of their representations, warranties, covenants or agreements contained herein.

     6.03     TAX  MATTERS.
              ------------



          (a)     Cooperation  on  Tax  Matters.  The Seller and Purchaser shall
                  -----------------------------
provide each other with such cooperation and information as either of them reasonably may request of the other in filing any tax return, amended tax return, determining a liability for taxes, participating in or conducting any audit or other proceeding in respect of taxes. Such cooperation and information shall include providing copies of relevant tax returns or portions thereof, together with accompanying schedules, related work papers and documents relating to rulings or other determinations by tax authorities. The Seller and Purchaser shall make their respective employees available on a basis mutually convenient to both parties to provide explanations of any documents or information provided hereunder. Each of the Seller and Purchaser shall retain all tax returns, schedules and work papers, records and other documents in its possession relating to tax matters of the Company and the business and assets of the Company for each taxable period first ending after the Closing Date and for all prior taxable periods until the later of (i) the expiration of the statute of limitations of the taxable periods to which such tax returns and other documents relate, without regard to extensions except to the extent notified by the other party in writing of such extensions for the respective tax periods, or (ii) six years following the due date (without extension) for such tax returns. Any information obtained under this Section 6.03 shall be kept confidential in accordance with the provisions of this Agreement except as may be otherwise necessary in connection with the filing of tax returns or claims for refund or in conducting an audit or other proceeding.

          (b)     Tax  Returns  and  Payment  of  Taxes.
                  -------------------------------------

               (i) Seller or Seller's designee shall prepare and timely file or shall cause to be prepared and timely filed all Returns of CTSI for tax periods ending on or before the Closing Date ("Seller Returns"), and shall pay
                                                 --------------
or shall cause to be paid any and all Taxes due with respect to such Returns. Seller shall have the exclusive authority and obligation to prepare or cause to be prepared all Seller Returns. Such authority shall include the determination of the manner in which any items of income, gain, deduction, loss or credit arising out of the income, properties and operations of CTSI shall be reported or disclosed in such Seller Returns; provided, however, that such Returns shall be prepared by treating items on such Returns in a manner consistent with past practice with respect to such items, unless otherwise required by law. If any such Seller Returns are due after the Closing and Seller is not authorized by law to file such Seller Returns, Seller shall submit drafts of such Seller Returns to Purchaser for its review at least 30 days prior to the due date of any such Return. Such drafts of any Seller Returns shall be subject to Purchaser's review and approval, which approval shall not be unreasonably withheld, and Purchaser shall timely file, or cause to be timely filed, such Seller Returns with the appropriate taxing authority.

               (ii) Purchaser shall prepare (or cause to be prepared), execute, and timely file all Returns of CTSI that are not Seller Returns, and shall pay (or cause to be paid) all Taxes to which such Returns relate for all periods covered by such Returns; provided, however, that Seller shall reimburse Purchaser for all portions of such Taxes that are applicable to Pre-

Closing Tax Periods and that exceed the amounts accrued in connection with such Pre-Closing Tax Periods pursuant to Section 4.27(b). All such Returns shall be
                                      ---------------
prepared  in  accordance with the past practice of the Company, unless otherwise required  by  applicable law. "Pre-Closing Tax Period" shall mean any tax period
                               ----------------------
ending on or before the Closing Date; and, with respect to a Tax period that begins on or before the Closing Date and ends thereafter, the portion of such tax period ending on the Closing Date.

               (iii) For purposes of calculating Taxes applicable to the Pre-Closing Tax Periods, the amount of any Tax (except Taxes based on CTSI's income or gross-receipts) owed shall be apportioned to Pre-Closing Tax Periods based on the number of days for the portion of the ending on and including the Closing Date. Any allocation of income or deductions required to determine any Taxes based on CTSI's income or gross-receipts applicable to a Pre-Closing Tax Period shall be made by means of a closing of the books and records of CTSI as of the close of business on the Closing Date.

          (c)     Transfer  Taxes.  All  sales  or transfer taxes, including but
                  ---------------
not limited to, stock transfer taxes, real property transfer taxes, and excise taxes, arising out of or in connection with the consummation of the transactions contemplated hereby shall be paid by the Seller. The parties shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications and other documents regarding any of such taxes and all transfer, recording, registration and other fees that become payable in connection with the transactions contemplated hereby that are required or permitted to be filed at or prior to the Closing.

          (d)     Section  338(h)(10)  Election.
                  -----------------------------

               (i) Purchaser and Seller shall take all steps necessary to make a timely, effective and irrevocable election pursuant to Section 338(h)(10) of the Code (and, if permissible, under any applicable state or local Tax laws) with respect to the acquisition by Purchaser of the CTSI Shares hereunder to treat such purchase and sale as a deemed sale of assets for federal income Tax and state income purposes (collectively, the "Section 338(h)(10) Election"). The
                                              ---------------------------
Purchaser and Seller and their respective affiliates shall report the transactions consistent with such Section 338(h)(10) Election and shall take no position contrary thereto unless and to the extent required to do so pursuant to a final determination by the IRS or other applicable taxing authority.

               (ii) The Seller and Purchaser shall execute at the Closing any and all forms necessary to effectuate the Section 338(h)(10) Election (including, without limitation, Internal Revenue Service Form 8023 and any similar forms under applicable state or local income Tax laws) (collectively, the "Section 338 Forms). In the event, however, any Section 338 Forms are not
      -------------------
executed at the Closing, the Seller and Purchaser shall prepare and complete each such Section 338 Form no later than fifteen (15) days prior to the date each such Section 338 Form is required to be filed.

               (iii) Purchaser shall prepare and provide to the Seller within sixty (60) days after the Closing, a schedule allocating the Purchase Price among the assets of CTSI. Such schedule shall be prepared in good faith and in accordance with applicable provisions of the Code. Unless Seller object to the Purchaser's allocation schedule within ten (10) days after receipt thereof, such schedule shall become final and, absent a final determination by a governmental authority to the contrary, shall be binding upon the Seller and Purchaser for all federal, state and local Tax purposes. If Seller object to the Purchaser's allocation within ten (10) days of receipt, then the parties agree to meet and resolve the dispute in good faith. If the parties fail to reach an agreement on the allocation, final allocation shall be determined in accordance with the dispute resolution procedures set forth in
Section 12.09 of this Agreement. Any objection by the Seller to the Purchaser's allocation schedule shall be made in good faith and based on the applicable provisions of the Code.

               (iv) The Seller and Purchaser agree that neither party shall take any action to modify or revoke the Section 338(h)(10) Election following the filing of the Section 338 Forms, without the written consent of the other, unless required to do so by any governmental authority. The Seller and Purchaser shall cause their respective subsidiaries to file all Tax Returns in a manner consistent with the information contained in the Section 338 Forms, and neither shall take any position for tax or financial purposes that is inconsistent with such information without the prior written consent of the other, which shall not be unreasonably withheld.

               (v) Seller shall be responsible for and shall pay any Taxes imposed on Seller or CTSI arising from the sale of the CTSI Shares, In the event, however, that any incremental additional Taxes or Tax liability is imposed on Seller as a result of the Section 338(h)(10) Election made pursuant to this Section 6.03, as compared with the proforma Tax liability that would have been incurred by Seller if such election was not made, then Purchaser shall be responsible for reimbursing Seller in the amount of such differential; provided that the Purchase Price is allocated according to Purchaser's proposed allocation schedule identified in Section 6.03(d)(iii).

               (vi) Notwithstanding anything in this Agreement to the contrary, the provisions of this Section 6.03 shall survive through the expiration of the applicable statute of limitations as the same may be extended.

          (e)     Section  1362(e)(3) Election.  Purchaser and Seller shall take
                  ----------------------------
shall take all steps necessary to make a timely, effective and irrevocable election pursuant to Section 1362(e)(3) of the Code (and, if permissible, under any applicable state or local Tax laws) to have the rules provided under Section 1362(e)(2) not apply, and to allocate the Seller's income, losses, deductions and credits on the basis of its permanent records and books of account.

     6.04     PREPARATION  OF SUPPORTING DOCUMENTS.  In addition to such actions
              ------------------------------------
as CTSI may otherwise be required to take under this Agreement or applicable law to consummate this Agreement and the transactions contemplated hereby, the Seller and CTSI shall take such action, shall furnish such information, and shall prepare, or cooperate in preparing, and execute and deliver such certificates, agreements and other instruments as Purchaser may reasonably request from time to time, before, at or after the Closing, with respect to compliance with obligations of Purchaser, the Seller or CTSI in connection with Purchaser's purchase of the CTSI Shares from the Seller. Any information so furnished by the Seller or CTSI shall be true, correct and complete in all material respects and shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

     6.05     NOTICES  OF  CERTAIN  EVENTS.  The  Seller  shall  promptly notify
              ----------------------------
Purchaser  of:

          (a) any fact, condition, change or event that, individually or in the aggregate, results in any representation or warranty of CTSI or the Seller hereunder being inaccurate in any respect as of the date of such fact, condition, change or event had such representation or warranty been made as of such date;

          (b) any fact, condition, change or event that causes or constitutes a breach of any of the representations or warranties of CTSI or the Seller hereunder made as of the date hereof;

          (c) any notice or other communication from any person or entity alleging that the consent of such person or entity is or may be required in connection with the transactions contemplated hereby;

          (d) any notice or other communication from or to any Governmental Entity in connection with the transactions contemplated hereby;

          (e) any action, suit, claim, investigation or proceeding commenced or, to its knowledge, threatened against, relating to or involving or otherwise affecting CTSI or its business that, if pending on the date hereof, would have been required to have been disclosed pursuant to Section 4.13 or that relate to the consummation of the transactions contemplated hereby; and

          (f) (i) the damage or destruction by fire or other casualty of any asset of CTSI or part thereof or (ii) any asset of CTSI or part thereof becoming the subject of any proceeding (or, to the knowledge of CTSI or the Seller, threatened proceeding) for the taking thereof or of any right relating thereto by condemnation, eminent domain or other similar governmental action.

Purchaser shall in good faith communicate with Seller regarding any concerns raised by any notifications given pursuant to this Section 6.05; provided, that
                                                                  ---------
any failure to so communicate shall not affect any of the Parties' rights hereunder. The Seller hereby acknowledge that Purchaser does not and shall not waive any right it may have hereunder solely as a result of such notifications and any notification given pursuant to this Section 6.05 shall (x) not have any effect for purposes of determining satisfaction of the conditions set forth in
Article IX of this Agreement, (y) be disregarded for purposes of determining the obligations of the Seller under Article X hereof, and (z) not in any way limit Purchaser's exercise of its rights hereunder.

          6.06     SUPPLEMENTS TO SCHEDULES. From time to time up to the Closing
                   ------------------------
Date, CTSI and the Seller shall promptly supplement or amend the Schedules to this Agreement with respect to any matter (i) first existing or occurring after the date hereof which, if existing or occurring at or prior to such date, would have been required to be set forth in any of the Schedules to this Agreement, or
(ii) that is necessary to correct any information in such Schedules that is inaccurate on account thereof. No supplement or amendment to the Schedules shall have any effect for purposes of determining satisfaction of the conditions set forth in
Article IX of this Agreement unless such supplement is accepted by Purchaser in writing in its sole discretion, Any information contained in any such supplement or amendment shall be disregarded for purposes of determining the obligations of CTSI and the Seller under Article X hereof.

     6.07     NO  SOLICITATION  OF  TRANSACTIONS.  Neither  CTSI  nor the Seller
              ----------------------------------
shall, directly or indirectly, through any officer, director, manager or agent of any of them or otherwise, initiate, solicit or encourage (including by way of furnishing non-public information or assistance), or enter into negotiations of any type, directly or indirectly, or enter into a confidentiality agreement, letter of intent or other similar contract or commitment with any person or entity other than Purchaser with respect to a sale of all or any substantial portion of the assets of CTSI, or a merger, consolidation, business combination, sale of all or any substantial portion of the capital stock of CTSI, or the liquidation or similar extraordinary transaction with respect to CTSI. CTSI and the Seller shall notify Purchaser orally (within two (2) business days) and in writing (as promptly as practicable) of all relevant terms of any inquiry or proposal by a third party to do any of the foregoing that CTSI or the Seller or any of their respective officers, directors, partners, managers, employees, investment bankers, financial advisors, attorneys, accountants or other representatives may receive relating to any of such matters. In the event such inquiry or proposal is in writing, the Seller and CTSI shall deliver to Purchaser a copy of such inquiry or proposal together with such written notice.

     6.08     FILINGS;  OTHER  ACTIONS;  NOTIFICATION.
              ---------------------------------------

          (a) The Seller and Purchaser shall cooperate with each other and use their respective best efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on its part under this Agreement and applicable laws to consummate and make effective the transactions contemplated by this Agreement as soon as practicable, including preparing and filing as promptly as practicable all documentation to effect all necessary notices, reports and other filings and to obtain as promptly as practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party and/or any Governmental Entity in order to consummate the transactions contemplated by this Agreement. Subject to applicable laws relating to the exchange of information, Purchaser and Seller shall have the right to review in advance, and to the extent practicable each will consult the other on, all the information relating to Purchaser or CTSI, as the case may be, that appear in any filing made with, or written materials submitted to, any third party and/or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the Seller and Purchaser shall act reasonably and as promptly as practicable.

          (b) The Seller and Purchaser each shall keep the other apprised of the status of matters relating to completion of the transactions contemplated hereby, including promptly furnishing the other with copies of notice or other communications received by Purchaser, CTSI or the Seller, as the case may be, from any third party and/or any Governmental Entity with respect to the transactions contemplated by this Agreement. Purchaser shall give prompt notice to the other of any change that is reasonably likely to result in a Purchaser Material Adverse Effect.

     6.09     CONFIDENTIALITY.  CTSI  and Seller shall hold in confidence at all
              ---------------
times following the date hereof all Confidential Information and shall not disclose, publish or make use of Confidential Information at any time following the date hereof without the prior written consent of Purchaser. For purposes hereunder, "Confidential Information" shall mean any data or information of CTSI
            ------------------------
(including  trade  secrets)  that  is  not  generally  known  to  the  public or competitors regarding (for example and including, but not limited to) (a) business process models; (b) proprietary software; (c) research, development, products, services, marketing, selling, business plans, budgets, unpublished financial statements, licenses, prices, costs, contracts, suppliers, customers, and customer lists; (d) the identity, skills and compensation of employees, contractors, and consultants; (e) specialized training; (f) discoveries, developments, trade secrets, processes, formulas, data, lists, and all other works of authorship, mask works, ideas, concepts, know-how, designs, and techniques, whether or not any of the foregoing is or are patentable, copyrightable, or registrable under any intellectual property laws or industrial property laws in the United States or elsewhere; and (g) such other information that may give CTSI a competitive business advantage or the disclosure of which could be detrimental to the interests of CTSI and from all of the relevant circumstances could reasonably be assumed by any person or entity to be confidential and proprietary to CTSI, Notwithstanding the foregoing, no data or information constitutes "Confidential Information" if such data or information
                           ------------------------
is publicly known and in the public domain through means that do not involve a breach by CTSI or Seller of any covenant or obligation set forth in this Agreement.

     6.10     PUBLICITY.  The  initial  press  release  shall  be  a joint press
              ---------
release and thereafter the Seller and Purchaser each shall consult with each other prior to issuing any press releases or otherwise making public announcements with respect to the transactions contemplated by this Agreement and prior to making any filings with any third party and/or any Governmental Entity (including any national securities exchange or interdealer quotation service) with respect thereto, except as may be required by law or by obligations pursuant to any listing agreement with or rules of any national securities exchange or interdealer quotation service.

     6.11     NON-OPERATING  EXPENSES.  The Seller shall cause CTSI to cause all
              -----------------------
liabilities  of  CTSI,  other  than Liability Line Items contemplated by Section
                                                                         -------
2.03  and  long-term  liabilities set forth on SCHEDULE 6.11, to be paid in full
----                                           -------------
prior to the Closing, including but not limited to any such items reflected on the Interim Balance Sheet or set forth on SCHEDULE 4.08.
                                                  --------------

     6.12     REGISTRATION  RIGHTS.
              --------------------

          (a)     Registration.  On  or  prior  to the ninetieth (90th) calendar
                  ------------
day after the Closing, Parent shall use its commercially reasonable efforts to prepare and file with the Securities and Exchange Commission (the "Commission")
                                                                    ----------
a registration statement on Form SB-2, amend its existing registration statement on Form SB-2 presently on file with the Commission if not yet declared effective, or file such other appropriate form for which Parent is then eligible in accordance herewith (the "Registration Statement") covering the resale of
                                 ----------------------
the Parent Common Stock to be issued pursuant to this Agreement at the Closing (the "Registrable Securities") to the extent then registrable pursuant to the
       -----------------------
rules and regulations of the Commission for an offering to be made on a continuous basis pursuant to Rule 415. Only one Registration Statement shall be required hereunder. To the extent any of the Registrable Securities may not be included on the Registration Statement pursuant to the rules and regulations of the Commission, as determined in the good faith judgment of Parent's counsel, then such Registrable Securities shall not be included on such Registration Statement and shall be entitled to the registration rights described as "piggyback rights" in Section 6.12(c) below. Parent Common Stock issued pursuant to this Agreement shall cease to be Registrable Securities if sold or transferred by the Seller to any other person and, in any event, on and after such date when such Parent Common Stock may be sold without volume restrictions pursuant to Rule 144(k) under the Securities Act as determined by counsel to Parent pursuant to a written opinion letter to such effect, addressed and acceptable to Parent's transfer agent and the Seller. Parent shall use its commercially reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act as soon as practicable after the filing thereof. Further, Parent shall use its commercially reasonable efforts to keep the Registration Statement continuously effective under the Securities Act, subject to Section 6.12(b) below, for a period of one
(1)  year  following  the  Closing  Date.

          (b)     Suspension  Rights.  Notwithstanding  anything  herein  to the
                  ------------------
contrary, Parent shall have the right to suspend the use of the Registration Statement for a period not greater than forty-five (45) consecutive days and for not more than ninety (90) days in any twelve (12) month period (the "Suspension
                                                                      ----------
Period"),  if,  in  the  good faith opinion of the Board of Directors of Parent,
------
after consultation with counsel, material, nonpublic information exists, including, the proposed acquisition or divestiture of assets by Parent or the existence of pending material corporate developments, the public disclosure of which would be necessary to cause the Registration Statement to be materially true and to contain no material misstatements or omissions, and in each such case, where, in the good faith opinion of the Board of Directors of Parent, such disclosure would be reasonably likely to have a material adverse effect on Parent or on the proposed transaction or Parent requires time to prepare a post-effective amendment to the Registration Statement in order to disclose such material information. Parent shall give Seller notice promptly upon knowledge that a Suspension Period (without indicating the nature of such Suspension
Period) may occur and prompt written notice if a Suspension Period will occur and such notices must be acknowledged in writing by the Seller. During the pendency of any Suspension Period, no holder of Parent Common Stock registered for resale on such Registration Statement shall attempt any public resale of such securities by the Registration Statement. Upon the conclusion of a Suspension Period, Parent shall provide Seller written notice that the Registration Statement is again available for use.

          (c)     Piggyback  Rights.  In  addition,  for a period of twenty-four
                  -----------------
(24)  months  following  the Closing, each time Parent shall determine to file a registration statement under the Securities Act (excluding a registration on Form S-4 or S-8, or successor forms thereto, or a registration statement on Form S-l or SB-2 covering solely an employee benefit plan) in connection with the proposed offer and sale for money of any of its securities either for its own account or on behalf of any other security holder, Parent shall, if Seller continues to own any Parent Common Stock at such time, give prompt written notice of such determination to the Seller. The Seller shall provide a written request to Parent if they desire to participate in such registration (the "Seller Notice"), stating the number of shares of Parent Common Stock then
 --------------
constituting Registrable Securities to be registered, which Seller Notice must be given within ten (10) days after the receipt by the Seller of Parent's notice. Upon receipt of the Seller Notice, except as expressly provided otherwise in this Section 6.12(c), Parent shall cause all shares of Parent Common Stock constituting Registrable Securities with respect to which the Seller has requested registration to be included in such registration statement and registered under the

Securities Act, all to the extent requisite to permit the sale or other disposition by the Seller of the Parent Common Stock to be so registered. Parent shall have the right to withdraw and discontinue registration pursuant to this
Section 6.12(c) of the shares of Parent Common Stock if at any time prior to the effective date of the registration statement, the registration of the securities to be registered on behalf of Parent or any other participating security holders is withdrawn or discontinued. If the registration for which Parent gives written notice pursuant to this Section 6.12(c) is for a public offering involving an underwriting, Parent shall so advise the Seller as a part of its written notice. In such event, the right of the Seller to registration pursuant to this Section 6.12(c) shall be conditioned upon the Seller's participation in such underwriting as selling stockholders (including the execution and delivery of the applicable underwriting agreement) and the inclusion of such Seller's shares of Parent Common Stock in the underwriting to the extent provided herein. Parent shall not be required to include any of the shares of Parent Common Stock constituting Registrable Securities in any registration statement to the extent the public offering involves an underwriting and the managing underwriter thereof advises Parent in writing that in their opinion the number of shares of Parent Common Stock requested to be included exceeds the number that can be sold in such offering, at a price reasonably related to fair market value. To the extent the managing underwriter provides such advice, the shares of Parent Common Stock to be included pursuant to this Section 6.12(c) shall be reduced as required by such underwriter. Notwithstanding anything herein to the contrary, Parent shall not be required to register Registrable Securities pursuant to this
Section 6.12(c) on any registration statement prepared for the resale of securities where the right of another security holder to require such registration statement was contractually entered into prior to the date of this Agreement, to the extent that such other security holder has the right to exclude other holders of securities from such registration statement.

          (d)     Procedure.  If  and  whenever  Parent  is  required  by  the
                  ---------
provisions of this Section to effect the registration of shares of Registrable Securities under the Securities Act, Parent, at its expense and as expeditiously as possible shall, in accordance with the Securities Act and all applicable rules and regulations, prepare and file with the Commission a registration statement with respect to such securities and shall use its commercially reasonable efforts to cause such registration statement to become and remain effective to the extent required hereby, and, during such period, prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus contained therein as may be necessary to keep such registration statement effective and such registration statement and prospectus accurate and complete, subject to any Suspension Period pursuant to Section 6.12(b) hereof. Parent shall furnish to the Seller and to the underwriters of securities being registered such number of copies of the registration statement and each amendment and supplement thereto, preliminary prospectus, final prospectus and such other documents as such underwriters and holders may reasonably request in order to facilitate the public offering of such securities. In addition, Parent shall otherwise take such other actions as are necessary and appropriate to effect any such registration in compliance with all provisions of the Securities Act and all applicable state securities laws, including, using its commercially reasonable efforts to register or qualify the securities covered by such registration statement under such state securities or Blue Sky laws of such jurisdictions as reasonably necessary to effect the sale thereof and such other actions as the Seller shall reasonably request (provided that Parent shall not be required thereby to qualify to do business in such jurisdiction or consent, generally, to the service of process therein).

          (e)     Compliance.  The  Seller covenants and agrees that Seller will
                  ----------
comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to a registration statement of Parent

          (f)     Seller  Information.   As  a  condition to the registration of
                  -------------------
any Registrable Securities under this Section, Parent may require Seller to furnish to Parent (i) a certified statement as to the number of shares of Parent Common Stock then beneficially owned, and if requested by the Commission, the controlling person thereof, (ii) a description of any material relationship between Seller and Parent, its predecessors or affiliates, within the past three years and (iii) such other information regarding Seller as is required for such registration by the rules and regulations of the Commission.

          (g)     Inside  Information.  Seller  acknowledges  that  Seller's
                  -------------------
relationship with Purchaser and Parent may give Seller access to certain non-public material information of Parent (i.e. information that is likely to have a significant impact on the decision of a person to buy, sell or hold Parent stock), which information will only be considered to be publicly available when it has been released to the public through a Parent press release or Securities and Exchange Commission filing and the investing public has had sufficient time to absorb and evaluate its impact. Seller acknowledges that federal securities laws prohibit Seller and members of Seller's family from buying or selling stock of Parent while having knowledge of material nonpublic information about Parent or the market for Parent's stock (so-called "inside information"), and, notwithstanding any other rights of Seller set forth herein, Seller covenants not to buy or sell any Parent stock based on inside information, nor to communicate any inside information to a third party.

                                   ARTICLE VII
                                   -----------

                      CONDITIONS TO EACH PARTY'S OBLIGATION
                      -------------------------------------
                             TO EFFECT THE TRANSACTION
                             -------------------------

     The respective obligation of each party to effect the transactions contemplated by this Agreement is subject to the satisfaction (or waiver) at or prior to the Closing of each of the following conditions:

     7.01     REGULATORY  CONSENTS.  All  notices,  reports  and  other  filings
              --------------------
required to be made prior to the Closing by the Seller, CTSI or Purchaser with, and all consents, registrations, approvals, permits and authorizations required to be obtained prior to the Closing by the Seller, CTSI or Purchaser from, any Governmental Entity (collectively, "Governmental Consents") in connection with
                                      ---------------------
the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by the Seller and Purchaser shall have been made or obtained (as the case may be), except those that the failure to make or to obtain are not individually or in the aggregate, reasonably likely to have a Purchaser Material Adverse Effect or to provide a reasonable basis to conclude that the parties hereto or any of their affiliates or respective directors, officers, agents, advisors or other representatives would be subject to the risk of criminal or material financial liability.

     7.02     LITIGATION.  No  court  or  Governmental  Entity  of  competent
              ----------
jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, law, ordinance, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits consummation of the transactions contemplated by this Agreement (collectively, an "Order").
                                                        -----

                                  ARTICLE VIII
                                  ------------

                     CONDITIONS TO OBLIGATIONS OF THE SELLER
                     ---------------------------------------

     The obligation of the Seller to effect the transactions contemplated by this Agreement is subject to the satisfaction (or waiver by the Seller) at or prior to the Closing of each of the following conditions:

     8.01     REPRESENTATIONS  AND  WARRANTIES  TRUE  AND  CORRECT  AT  CLOSING
              -----------------------------------------------------------------
DATE.  Each  of  Purchaser's  representations  and  warranties contained in this
----
Agreement that are qualified by materiality shall be true and correct in all respects and each of Purchaser's representations and warranties contained in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and on and as of the Closing Date with the same force and effect as though made on and as of such date (except to the extent any such representation or warranty expressly speaks as of an earlier date), and Purchaser shall have delivered to the Seller a certificate dated the Closing Date and signed on behalf of Purchaser by its President to such effect.

          8.02     PERFORMANCE OFOBLIGATIONS. Purchaser shall have performed and
                   -------------------------
complied in all material respects with the respective covenants and agreements set forth herein to be performed or complied with by each of them on or before the Closing Date; and Purchaser shall have delivered to CTSI a certificate dated the Closing Date and signed on behalf of Purchaser by its President to all such effects and confirming such other matters as may be reasonably requested by CTSI.

     8.03     DOCUMENTS  SATISFACTORY  IN  FORM  AND SUBSTANCE.  All agreements,
              ------------------------------------------------
certificates and other documents delivered by Purchaser to the Seller hereunder or in connection herewith and which are not exhibits hereto shall be in form and substance satisfactory to the Seller and their counsel, in the exercise of their reasonable judgment.

     8.04     CERTIFICATES.    Purchaser  shall  have  delivered  to  the Seller
              ------------
certificates of the Secretary or Assistant Secretary of Purchaser (i) attaching and certifying copies of the resolutions of its board of directors and shareholders, authorizing the execution, delivery and performance of this Agreement and the other documents, instruments and certifications required or contemplated hereby, (ii) certifying the name, title and true signature of each officer of Purchaser executing or authorized to execute this Agreement and the other documents, instruments and certifications required or contemplated hereby, and (iii) attaching and certifying a true, correct and complete copy of the bylaws of Purchaser.

                                   ARTICLE IX
                                   ----------

                     CONDITIONS TO OBLIGATIONS OF PURCHASER
                     --------------------------------------

     The obligations of Purchaser to effect the transactions contemplated by this Agreement are subject to the satisfaction (or waiver by Purchaser) at or prior to the Closing of each of the following conditions:

     9.01     REPRESENTATIONS  AND  WARRANTIES TRUE AND CORRECT AT CLOSING DATE.
              -----------------------------------------------------------------
Each of the representations and warranties of CTSI and the Seller contained in this Agreement that are qualified by materiality shall be true and correct in all respects and each of the representations and warranties of CTSI and the Seller contained in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and on and as of the Closing Date with the same force and effect as though made on and as of such date (except to the extent any such representation or warranty expressly speaks as of an earlier date), and the Seller shall have delivered to Purchaser a certificate dated the Closing Date and signed on behalf of CTSI by its President to such effect.

     9.02     PERFORMANCE  OBLIGATIONS.  CTSI  and  the  Seller  shall  have
              ------------------------
performed and complied in all material respects with the covenants and agreements set forth herein to be performed or complied with by it on or before the Closing Date; and the Seller shall have delivered to Purchaser a certificate dated the Closing Date and signed on behalf of CTSI by its President to all such effects, and confirming such other matters as may be reasonably requested by Purchaser.

     9.03     NOMATERIAL  CHANGE.   Except  as  disclosed on SCHEDULE 9.03, CTSI
              ------------------                             -------------
shall not have suffered any material adverse change since the Interim Financial Statements Date (whether or not such change is referred to or described in any Schedule) in its business, prospects, financial condition, working capital, assets, liabilities (absolute, accrued, contingent or otherwise), reserves or operations.

     9.04     OTHER  NECESSARY  CONSENTS.  The  Seller  shall  have obtained all
              --------------------------
consents  and  approvals required to be listed on SCHEDULE 4.05. With respect to
                                                  -------------
each such consent or approval, Purchaser shall have received written evidence, satisfactory to it, that such consent or approval has been duly and lawfully filed, given, obtained or taken and is effective, valid and subsisting.

     9.05     OPINION  OF  COUNSEL  TO THE SELLER. Purchaser shall have received
              -----------------------------------
from counsel to the Seller and CTSI an opinion, dated the Closing Date, in form and substance satisfactory to Purchaser.

     9.06     DOCUMENTS  SATISFACTORY  IN  FORM  AND SUBSTANCE.  All agreements,
              ------------------------------------------------
certificates, opinions and other documents delivered by the Seller to Purchaser hereunder and which are not exhibits hereto shall be in form and substance satisfactory to Purchaser and its counsel, in the exercise of their reasonable judgment.

     9.07     CERTIFICATES.  The  Seller  shall  have  delivered  to  Purchaser:
              ------------

          (a)     Certificates  of  the Secretary or Assistant Secretary of CTSI
(i) attaching and certifying copies of the resolutions of its board of directors and shareholders, authorizing the execution, delivery and performance of this Agreement and the other documents, instruments and certifications required or contemplated hereby, (ii) certifying the name, title and true signature of each officer of CTSI executing or authorized to execute this Agreement and the other documents, instruments and certifications required or contemplated hereby, and
(iii) attaching and certifying a true, correct and complete copy of the bylaws of CTSI; and

          (b) Copies of the articles of incorporation CTSI certified by the Secretary of State of the State of Louisiana and by its Secretary or Assistant Secretary, together with a certificates of good standing or existence as may be available from the Secretaries of State of its jurisdiction of incorporation or organization and every other state of the United States in which the conduct of its business or the ownership of its properties and assets requires it to be so qualified.

     9.08     EMPLOYMENT  AGREEMENTS.  Carroll  Castille shall have executed and
              ----------------------
delivered  an  employment  agreement in the form of EXHIBIT B, and Jody Lormand,
                                                    ---------
Kevin Forestier, Leeward Leger, Monty Sonnier, John Fleenor, and Troy Arceneaux shall have executed and delivered employment agreements in form and substance satisfactory to Purchaser.

     9.09     RELEASE  OF  LIENS.  Purchaser  shall  have  received  evidence
              ------------------
reasonably satisfactory to it that all Hens or encumbrances affecting any asset of CTSI have been released.

     9.10     PAYMENT  OF INDEBTEDNESS.  Except as contemplated by SECTION 6.11,
              ------------------------                             ------------
Purchaser shall have received evidence reasonably satisfactory to it that all indebtedness (including all non- operating liabilities) of CTSI has been paid in full.

     9.11     FINANCING.  Purchaser  shall  have  available  to  it  financing
              ---------
sufficient to consummate the transactions contemplated herein and pay all related fees.

     9.12     SECTION  338  FORMS.  Purchaser  shall  have  received the Section
              -------------------
338  Forms  executed  by  Seller  to  effect  the  Section  338(h)(10) Election.

     9.13     CASH  REQUIREMENT.  The  Company  shall  have,  and  the Estimated
              -----------------
Working Capital Schedule shall reflect, that the Company will have not less than $1,200,000 in cash at Closing.

     9.14     NON-COMPETITION  AGREEMENTS.  Seller  shall  have  executed  and
              ---------------------------
delivered  a  non-  competition  agreement  in  the  form  OF  EXHIBIT  C.
                                                               ----------

                                    ARTICLE X
                                    ---------

                                 INDEMNIFICATION
                                 ---------------

     10.01     INDEMNIFICATION  OBLIGATIONS  OF  THE  SELLER.  The  Seller  (and
               ---------------------------------------------
CTSI prior to the Closing) shall, jointly and severally, indemnify, defend and hold harmless Purchaser and its affiliates, officers, directors, employees, agents and representatives and the heirs, executors, successors and assigns of any of the foregoing (the "Purchaser Indemnified Parties") from,
                                -------------------------------
against, and in respect of, any and ail claims, liabilities, obligations, damages, losses, costs, expenses, penalties, fines and judgments (at equity or at law, including statutory and common) and damages whenever arising or incurred (including amounts paid in settlement, costs of investigation and reasonable attorneys' fees and expenses) arising out of or relating to:

          (a) any liability or obligation of the Seller of any nature whatsoever;

          (b) any obligation of CTSI under a contract or commitment to be performed prior to the Closing Date or any breach by CTSI (prior to Closing
Date)  of  a  contract  or  commitment;

          (c) any events or circumstances occurring or existing with respect to the ownership, operation and maintenance of CTSI, the CTSI Business and their assets on or prior to the Closing Date, except for liabilities of a type set forth on the Interim Balance Sheet;

          (d) any breach or inaccuracy of any representation or warranty made by CTSI or the Seller in this Agreement or any documents or agreements executed and delivered by CTSI or Seller in connection with the transactions contemplated by this Agreement whether such representation and warranty is made as of the date hereof or as of the Closing Date;

          (e) any breach of any covenant, agreement or undertaking made by CTSI or the Seller in this Agreement or in any documents or agreements executed and delivered by CTSI or Seller in connection with the transactions contemplated by this Agreement; or

          (f) (A) any provision of any Environmental Law and arising out of, or relating to, (i) any act or omission of CTSI or its employees, agents or representatives on or prior to the Closing Date or (ii) the ownership, use, control or operation on or prior to the Closing Date of any real property, plant, facility, site, area or property used in the CTSI Business (whether currently or previously owned or leased by CTSI), including arising from any Release of any Hazardous Material or off-site shipment of any Hazardous Material at or from such real property, plant, facility, site, area or property or (B) mold or any other environmental matter or condition, to the extent caused by CTSI, arising on or prior to the Closing Date.

The claims, liabilities, obligations, losses, damages, costs, expenses, penalties, fines and judgments of the Purchaser Indemnified Parties described in this Section 10,01 as to which the Purchaser Indemnified Parties are entitled to indemnification are collectively referred to as
"Purchaser  Losses".
 -----------------

     10.02     INDEMNIFICATION  OBLIGATIONS  OF  PURCHASER.  Purchaser  shall
               -------------------------------------------
indemnify and hold harmless the Seller and their heirs, executors, successors and assigns (the "Seller Indemnified Parties") from, against and in respect of
                    --------------------------
any and all claims, liabilities, obligations, losses, damages, costs, expenses, penalties, fines and judgments (at equity or at law, including statutory and common) and damages whenever arising or incurred (including amounts paid in settlement, costs of investigation and reasonable attorneys' fees and expenses) arising out of or relating to:

          (a) any breach or inaccuracy of any representation or warranty made by Purchaser in this Agreement or in any document or agreement executed and delivered by

Purchaser in connection with the transactions contemplated by this Agreement, whether such representation and warranty is made as of the date hereof or as of the Closing Date; or

          (b) any breach of any covenant, agreement or undertaking made by Purchaser in this Agreement or in any document or agreement executed and delivered by Purchaser in connection with the transactions contemplated by this Agreement; or

          (c) any events or circumstances occurring or existing with respect to the ownership, operation and maintenance of CTSI, the CTSI Business and its assets on or after the Closing Date; or

          (d) any incremental additional Taxes or Tax liability imposed on Seller arising as a direct result from the Section 338(h)(10) Election Purchaser will make pursuant to Section 6,03, as compared with the proforma Tax liability that would have been incurred by Seller if the Section 338(h)(10) Election were not made, provided that the Purchase Price is allocated according to Purchaser's allocation schedule in accordance with Section 6.03(d)(iii).

The claims, liabilities, obligations, losses, damages, costs, expenses, penalties, fines and judgments of the Seller Indemnified Parties described in this Section 10.02 as to which the Seller Indemnified Parties are entitled to indemnification are collectively referred to as "Seller Losses".
                                                       --------------

     10.03   INDEMNIFICATION  PROCEDURE.
             --------------------------

          (a) Promptly following receipt by a Purchaser Indemnified Party or a Seller Indemnified Party, as applicable (an "Indemnified Party") of
                                                          -----------------
notice by a third party (including any Governmental Entity) of any complaint, dispute or claim or the commencement of any audit, investigation, action or proceeding with respect to which such Indemnified Party may be entitled to receive payment from the other party for any Purchaser Losses or any Seller Losses (as the case may be), such Indemnified Party shall notify Purchaser or the Seller, as the case may be (the "Indemnifying Party"), provided, however,
                                        ------------------    --------  --------
that the failure to so notify the Indemnifying Party shall relieve the Indemnifying Party from liability hereunder with respect to such claim only if, and only to the extent that, such failure to so notify the Indemnifying Party results in the forfeiture by the Indemnifying Party of rights and defenses otherwise available to the Indemnifying Party with respect to such claim. The Indemnifying Party shall have the right, upon written notice delivered to the Indemnified Party within twenty (20) days thereafter assuming full responsibility for any Purchaser Losses or Seller Losses (as the case may be) resulting from such audit, investigation, action or proceeding, to assume the defense of such audit, investigation, action or proceeding, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of the fees and disbursements of such counsel. In the event, however, that the Indemnifying Party declines or fails to assume the defense of the audit, investigation, action or proceeding on the terms provided above or to employ counsel reasonably satisfactory to the Indemnified Party, in either case within such 20-day period, then any Purchaser Losses or any Seller Losses (as the case may be), shall include the reasonable fees and disbursements of counsel for the Indemnified Party as incurred. In any audit, investigation, action or proceeding for which indemnification is being sought hereunder the Indemnified Party or the Indemnifying Party, whichever is not assuming the defense of such action, shall have the right to participate in such matter and to retain its own counsel at such party's own expense. The Indemnifying Party or the Indemnified Party (as the case may be) shall at all times use reasonable efforts to keep the Indemnifying Party or Indemnified Party (as the case may be) reasonably apprised of the status of the defense of any matter the defense of which it is maintaining and to cooperate in good faith with each other with respect to the defense of any such matter,

          (b) No Indemnified Party may settle or compromise any claim or consent to the entry of any judgment with respect to which indemnification is being sought hereunder without the prior written consent of the Indemnifying Party, unless (i) the Indemnifying Party fails to assume and maintain the defense of such claim pursuant to Section 10.03 (a) or (ii) such settlement, compromise or consent includes an unconditional release of the Indemnifying Party and its officers, directors, employees and affiliates from all liability arising out of such claim. An Indemnifying Party may not, without the prior written consent of the Indemnified Party, settle or compromise any claim or consent to the entry of any judgment with respect to which indemnification is being sought hereunder unless (x) such settlement, compromise or consent includes an unconditional release of the Indemnified Party and its officers, directors, employees and affiliates from all liability arising out of such claim, (y) does not contain any admission or statement suggesting any wrongdoing or liability on behalf of the Indemnified Party and (z) does not contain any equitable order, judgment or term that in any manner affects, restrains or interferes with the business of the Indemnified Party or any of the Indemnified Party's affiliates.

          (c) In the event an Indemnified Party claims a right to payment pursuant hereto, such Indemnified Party shall send written notice of such claim to the appropriate Indemnifying Party (a "Notice of Claim"). Such Notice of
                                               ---------------
Claim  shall  specify  the  basis for such claim. The failure by any Indemnified
Party so to notify the Indemnifying party shall not relieve the Indemnifying Party from any liability that it may have to such Indemnified Party with respect to any claim made pursuant to this Section 10.03(c), it being understood that notices for claims in respect of a breach of a representation or warranty must be delivered prior to the expiration of the survival period for such representation or warranty under Section 10.04. In the event the Indemnifying Party does not notify the Indemnified Party within thirty (30) days following its receipt of such notice that the Indemnifying Party disputes its liability to the Indemnified Party under this Article or the amount thereof, the claim specified by the Indemnified Party in such Notice of Claim shall be conclusively deemed a liability of the Indemnifying Party under this Section 10.03(c), and the Indemnifying Party shall pay the amount of such liability to the Indemnified Party on demand or, in the case of any notice in which the amount of the claim (or any portion of the claim) is estimated, on such later date when the amount of such claim (or such portion of such claim) becomes finally determined. In the event the Indemnifying Party has timely disputed its liability with respect to such claim as provided above, as promptly as possible, such Indemnified Party and the appropriate Indemnifying Party shall establish the merits and amount of such claim (by mutual agreement, litigation, arbitration or otherwise) and, within five (5) Business Days following the final determination of the merits and amount of such claim, the Indemnifying Party shall pay to the Indemnified Party immediately available funds in an amount equal to such claim as determined hereunder.

     10.04     SURVIVAL  PERIOD.  The  representations  and  warranties  of  the
               ----------------
parties contained herein shall not be extinguished by the Closing, but shall survive the Closing for, and all claims for indemnification in connection therewith shall be asserted not later than, eighteen (18) months following  the  Closing  Date;  provided,  however, that the representations and
                                --------   -------
warranties contained in Section 3,01 (Power, Authority and Organization of the Seller), Section 3,03 (Ownership of the CTSI Shares), Section 3.05 (Hart-Scott-Rodino Act), Section 4.01 (Organization and Authorization), Section 4,02 (Authorized and Outstanding Stock), and 4,28 (Brokerage) shall survive without limitation as to time, and the period during which a claim for indemnification may be asserted in connection therewith shall continue indefinitely; and provided, further, that the representations and warranties
                    --------   -------
contained  in  Section  4.09  (Real Property), Section 4.10 (Personal Property),
Section  4.15 (Employee Benefits), Section 4.16 (Collective Bargaining), Section
4.17 (Labor Disputes), Section 4.19 (Environmental Matters), and Section 4.27 (Tax Matters), shall survive until the expiration of the applicable statute of limitations, and the period during which a claim for indemnification may be asserted in connection therewith shall continue until such expiration of the applicable statute of limitations. (all of the foregoing representations and warranties specifically identified in this section 10.04 are collectively, referred to as the "Surviving Representations"). Notwithstanding the foregoing,
                     -------------------------
if, prior to the close of business on the last day a claim for indemnification may be asserted hereunder, an Indemnifying Party shall have been properly notified of a claim for indemnity hereunder and such claim shall not have been finally resolved or disposed of at such date, such claim shall continue to survive and shall remain a basis for indemnity hereunder until such claim is finally resolved or disposed of in accordance with the terms hereof.

     10.05     LIABILITY  LIMITS.  Notwithstanding  anything  to  the  contrary
               -----------------
set forth herein, the Purchaser Indemnified Parties shall not make a claim against CTSI or the Seller for indemnification under Section 10.01 (d) for Purchaser Losses unless and until the aggregate amount of such Purchaser Losses exceeds Four-Hundred Thousand Dollars ($400,000.00) (the "Purchaser Basket"),
                                                             ----------------
in   which   event   the   Purchaser   Indemnified   Parties   may   claim
indemnification for all Purchaser Losses, including the initial $400,000.00; provided, however, that (i) the Surviving Representations shall not be subject
--------   -------
to the Purchaser Basket, and (ii) for purposes of calculating the Purchaser Basket, the dollar value of any breaches of any representation or warranty shall be calculated without reference to any materiality or adverse effect qualifier or exception set forth in such representation or warranty. The total aggregate amount of the liability of the Company and the Seller for Purchaser Losses with respect any claims made pursuant to Section 10.01(d) shall be limited to an amount equal to fifteen percent (15%) of the Purchase Price (the "Purchaser
                                                                       ---------
Cap");  provided,  however,  that the total aggregate amount of the liability of
---     --------   -------
the Company and the Seller for Purchaser Losses arising out of fraud, willful misconduct, or a violation of applicable securities or other laws shall not be subject to any limits. In addition, the aggregate liability of Purchaser and Parent to all Seller Indemnified Parties for any Seller Losses associated with any breach or failure by Purchaser or Parent to perform under Section 6.12 of this Agreement, or arising from any inability of Seller to sell the Issued Securities in the public market, shall not exceed $4,000,000.

     10.06     INVESTIGATIONS.  The  respective  representations  and warranties
               --------------
of the Parties contained in this Agreement or any certificate or other document delivered by any party at or prior to the Closing and the rights to indemnification set forth in this Article X shall not be deemed waived or otherwise affected by any investigation made, or knowledge acquired, by a party, or any failure to notify in accordance with the next sentence. The Parties agree to use their respective reasonable best efforts to notify the other Parties of any indemnification claim of which they have knowledge.

     10.07     SET-OFF.  Purchaser  shall  be  entitled to set-off any amount or
               -------
right it may be entitled to pursuant to this Agreement against any amount, right or obligations owed to the Seller under this Agreement or any agreement or documents executed and delivered by Seller

                                   ARTICLE XI
                                   ----------

                           TERMINATION PRIOR TO CLOSING
                           ----------------------------

     11.01     TERMINATION  OF  AGREEMENT.  This  Agreement may be terminated at
               --------------------------
any  time  prior  to  the  Closing:

          (a)     By  the  mutual  written  consent of Purchaser and the Seller;

          (b) By the Seller in writing, without liability, if Purchaser shall (i) fail to perform in any material respect its agreements contained herein required to be performed by it on or prior to the Closing Date, or (ii) materially breach any of its representations, warranties or covenants contained herein, which failure or breach is not cured within ten (10) days after the Seller has notified Purchaser of Seller's intent to terminate this Agreement pursuant to this subparagraph (b);

          (c) By Purchaser in writing, without liability, if either CTSI or the Seller shall (i) fail to perform in any material respect their agreements contained herein required to be performed by them on or prior to the Closing
Date, or (ii) materially breach any of their representations, warranties or covenants contained herein, which failure or breach is not cured within ten (10) days after Purchaser has notified the Seller of its intent to terminate this Agreement pursuant to this subparagraph (c);

          (d) By either the Seller or Purchaser in writing, without liability, if there shall be any order, writ, injunction or decree of any court or governmental or regulatory agency binding on Purchaser, the Seller or CTSI, which prohibits or restrains Purchaser, the Seller or CTSI from consummating the transactions contemplated hereby, provided that Purchaser, the Seller and CTSI shall have used their reasonable, good faith efforts to have any such order, writ, injunction or decree lifted and the same shall not have been lifted within 30 days after entry, by any such court or governmental or regulatory agency; or

          (e) By either the Seller or Purchaser, in writing, without liability, if for any reason the Closing has not occurred by July 21, 2006 other than as a result of the breach of this Agreement by the party attempting to terminate the Agreement.

     11.02     TERMINATION  OF  OBLIGATIONS.  Termination  of  this  Agreement
               ----------------------------
pursuant to this Article XI shall terminate all obligations of the parties hereunder, except for the obligations under Sections 11.02, 12.07 and 12.10 hereof; provided, however, that termination pursuant to subparagraphs (b), (c)
         --------   -------
or (e) of Section 11.01 hereof shall not relieve a defaulting or breaching party from any liability to the other party hereto.

                                   ARTICLE XII
                                   -----------

                                  MISCELLANEOUS
                                  -------------

     12.01     ENTIRE  AGREEMENT;  SURVIVAL.
               ----------------------------

          (a) This Agreement (including the Schedules and Exhibits which are incorporated herein) constitutes the sole understanding of the parties with respect to the subject matter hereof; provided, however, that this provision is
                                       --------  -------
not intended to abrogate any other written agreement between the parties executed with or after this Agreement.

     12.02     AMENDMENT.  No amendment, modification or alteration of the terms
               ---------
or provisions of this Agreement shall be binding unless the same shall be in writing and duly executed by the parties hereto.

     12.03     PARTIES  BOUND  BY  AGREEMENT; SUCCESSORS AND ASSIGNS. The terms,
               -----------------------------------------------------
conditions, and obligations of this Agreement shall inure to the benefit of and be binding upon the parties hereto and the respective successors and assigns thereof. This Agreement shall not be assignable by operation of law or otherwise.

     12.04     COUNTERPARTS;  FACSIMILE.  This  Agreement  may  be  executed  in
               ------------------------
multiple counterparts, each of which shall for all purposes be deemed to be an original and all of which, when taken together, shall constitute one and the same instrument. This Agreement may be executed and delivered by facsimile.

     12.05     HEADINGS.  The  headings  of  the Sections and paragraphs of this
               --------
Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

     12.06     MODIFICATION  AND WAIVER.  Any of the terms or conditions of this
               ------------------------
Agreement may be waived in writing at any time by the party which is entitled to the benefits thereof. No waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provision hereof (whether or not similar).

     12.07     EXPENSES.  Except  as  otherwise  provided herein, the Seller and
               --------
Purchaser shall each pay all costs and expenses incurred by each of them, or on their behalf respectively, in connection with this Agreement and the transactions contemplated hereby, including fees and expenses of their own financial consultants, accountants and counsel; provided, however, that
                                                     --------   -------
Purchaser will pay the reasonable legal and accounting fees (excluding, without limitation, any broker or investment banker fees) incurred by either CTSI or Seller prior to Closing in the event this Agreement is terminated other than for a breach by Seller or CTSI. All such expenses incurred by CTSI in connection with this Agreement and the transactions contemplated hereby shall be paid within 15 days of termination of the Agreement.

     12.08     NOTICES. Any notice, request, instruction or other document to be
               -------
given hereunder by any party hereto to any other party hereto shall be in writing and delivered personally or sent by registered or certified mail (including by overnight courier such as FedEx or express mail service), postage or fees prepaid,
          if to the Seller or             Complete Tower Sources, Inc.
          prior to the Closing Date,      715 Vatican Road
          CTSI, to:                       Carencro, LA   705020
                                          Fax No.: (337) 886-7790
                                          Attention:  Jody Lormand

          with a copy to:                 Lori Mitchell
                                          537 West Broussard Road
                                          Lafayette, LA  70506
                                          Fax No. (337) 504-2175

          and an additional copy to:      G. Frederick Seemann
                                          Attorney at Law
                                          401 Audubon Blvd., Suite 103A
                                          Lafayette, LA  70503
                                          Fax No.: (337) 234-4046
                                          Attention:  G. Frederick Seemann

          if to Purchaser to:             Charys Holding Company, Inc.
                                          1117 Perimeter Center West, Suite N415
                                          Atlanta, Georgia 30338
                                          Attention:  Billy V. Ray, Jr., Chief
                                                      Executive Officer

          with a copy to:                 Paul, Hastings, Janofsky & Walker LLP
                                          600 Peachtree Street, N.E.
                                          Suite 2400
                                          Atlanta, Georgia 30308
                                          Fax No.: (404) 685-5202
                                          Attention:  Wayne Bradley


or at such other address for a party as shall be specified by like notice Any notice which is delivered personally in the manner provided herein shall be deemed to have been duly given to the party to whom it is directed upon actual receipt by such party or the office of such party. Any notice which is addressed and mailed in the manner herein provided shall be conclusively presumed to have been duly given to the party to which it is addressed at the close of business, local time of the recipient, on the fourth business day after the day it is so placed in the mail or, if earlier, the time of actual receipt.

     12.09     GOVERNING  LAW;  DISPUTE  RESOLUTION.  This  Agreement  shall  be
               ------------------------------------
construed in accordance with and governed by the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof. Each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement or the transactions contemplated hereby, or for recognition and enforcement of any judgment in respect hereof, brought by the other party hereto or its successors or assigns shall be brought and determined in federal court sitting in

Bexar County, San Antonio, State of Texas, and each party hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the exclusive jurisdiction of the aforesaid courts. Each party hereto hereby irrevocably waives, and agrees not to assert, by way of a motion, or as a defense, counterclaim, or otherwise, in any action or proceeding with respect to this Agreement: (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to lawfully serve process; (b) that it or its property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment, or otherwise); and (c) to the fullest extent permitted by applicable law, that (i) the suit, action, or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action, or proceeding is improper, and (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

     12.10     PUBLIC  ANNOUNCEMENTS.  No  public  announcement  shall  be  made
               ---------------------
by any person with regard to the transactions contemplated by this Agreement without the prior consent of the Seller and Purchaser; provided that either
                                                            --------
party may make such disclosure if advised by counsel that it is legally required to do so. The Seller, CTSI and Purchaser will discuss any public announcements or disclosures concerning the transactions contemplated by this Agreement with the other parties prior to making such announcements or disclosures.

     12.11     CTSI'S  AND  THE SELLER'S KNOWLEDGE.    As used herein, the terms
               -----------------------------------
"CTSI's knowledge" and "to the knowledge of CTSI" shall mean the constructive knowledge of any director or officer of CTSI, and the terms "Seller's knowledge" and to "to the knowledge of the Seller" with respect to Seller shall mean the constructive knowledge of Seller.

     12.12     NOTHIRD-PARTY BENEFICIARIES.    With the exception of the parties
               ---------------------------
to this Agreement, there shall exist no right of any person to claim a beneficial interest in this Agreement or any rights occurring by virtue of this Agreement.

     12.13     "INCLUDING".   Words of inclusion shall not be construed as terms
               -----------
of limitation herein, so that references to "included" matters shall be regarded as non-exclusive, non- characterizing illustrations.

     12.14     GENDER  AND  NUMBER.  Where  the  context  requires, the use of a
               -------------------
pronoun of one gender or the neuter is to be deemed to include a pronoun of the appropriate gender, singular words are to be deemed to include the plural, and vice versa.

     12.15     REFERENCES.    Whenever  reference  is  made in this Agreement to
               ----------
any Article, Section, Schedule or Exhibit, such reference shall be deemed to apply to the specified Article or Section of this Agreement or the specified
Schedule  or  Exhibit  to  this  Agreement.    The  Schedules  and  Exhibits
referenced in this Agreement are attached hereto, are hereby incorporated into this Agreement and are hereby made a part hereof as if set forth in full in this Agreement,

     12.16     SEVERABILITY.    In  case  any  one  or  more  of  the provisions
               ------------
contained in this Agreement should be found by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect against any party hereto, such invalidity, illegality, or unenforceability shall only apply to such party in the specific jurisdiction where such judgment shall be made, and the validity, legality, and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, except that this Agreement shall not be reformed in any way that will deny to any party the essential benefits of this Agreement, unless such party waives in writing its rights to such benefits,

     12.17     FURTHER  ASSURANCES.  Each  of  the  parties  hereto will use its
               -------------------
reasonably good faith efforts to take all actions and to do all things necessary, proper or advisable following the Closing to consummate and effectuate the transactions contemplated by this Agreement,

     12.18     CURRENCY.  All  payments  hereunder  or  contemplated  by  this
               --------
Agreement  shall  be  paid  in  U.S.  currency.

     12.19     ORDINARY  COURSE  OF  BUSINESS.  "Ordinary  Course  of  Business"
               ------------------------------    ------------------------------
means, with respect to actions and operations conducted by CTSI, actions and operations that are (a) consistent with the past practices of CTSI, (b) taken in the ordinary course of the normal, day-to-day operations of CTSI, (c) not required to be authorized by the Board of Directors or other governing body of CTSI, and (d) similar in nature and magnitude to actions and operations customarily taken, without any authorization by the Board of Directors or other governing body, in the ordinary course of the normal, day-to-day operation of other companies that are in the same line of business as CTSI.

     12.20     ENFORCEMENT.   The  parties  agree  that irreparable damage would
               -----------
occur in the event that any of the provisions of this Agreement were not performed in accordance with their specified terms. It is accordingly agreed that the parties shall be entitled to specific performance of the terms hereof, this being in addition to any other remedy to which they are entitled at law or in equity,


                                   **********

     IN WITNESS WHEREOF, each of the parties hereto has duly executed and delivered this Agreement as of the date first above written.

                                       PURCHASER:
                                       ----------

                                       AYIN HOLDING COMPANY INC.

                                       By:
                                          ---------------------------
                                             Name:
                                                    -----------------
                                             Title:
                                                    -----------------

                                       CTSI
                                       ----

                                       COMPLETE TOWER SOURCES, INC.

                                       By:
                                          ---------------------------
                                             Name:
                                                    -----------------
                                             Title:
                                                    -----------------

                                       SELLER:
                                       -------



                                       ------------------------------
                                       LORI H. MITCHELL


                  [SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT]